                                                                    Exhibit 10.1

                                                         [Conformed as Executed]



================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

         R.J. REYNOLDS TOBACCO HOLDINGS, INC. (f/k/a RJR Nabisco, Inc.)

                            THE CHASE MANHATTAN BANK,

                            AS ADMINISTRATIVE AGENT,

                                 CITIBANK, N.A.

                                       AND

                           CREDIT SUISSE FIRST BOSTON,

                             AS SYNDICATION AGENTS,

                              CHASE SECURITIES INC.

                                       AND

                           SALOMON SMITH BARNEY INC.,

                             EACH AS A LEAD ARRANGER

                                       AND

                                  BOOK MANAGER,

                                       AND

                          VARIOUS LENDING INSTITUTIONS


                           -------------------------

                          Dated as of November 17, 2000


                           -------------------------

                                 $1,235,000,000


================================================================================

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----


SECTION 1. Amount and Terms of Credit.........................................1
     1.01 Commitments.........................................................1
     1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings......3
     1.03 Notice of Borrowing of Committed Loans..............................3
     1.04 Competitive Bid Borrowings..........................................4
     1.05 Disbursement of Funds...............................................6
     1.06 Notes; Register.....................................................7
     1.07 Conversions.........................................................7
     1.08 Pro Rata Borrowings.................................................8
     1.09 Interest............................................................8
     1.10 Interest Periods....................................................9
     1.11 Increased Costs, Illegality, etc...................................10
     1.12 Compensation.......................................................12
     1.13 Change of Lending Office...........................................12
     1.14 Maturity Date Extensions...........................................12
     1.15 Replacement of Lenders.............................................13
     1.16 Notice of Certain Costs............................................14

SECTION 2. Letters of Credit.................................................14
     2.01 Letters of Credit..................................................14
     2.02 Letter of Credit Requests..........................................16
     2.03 Letter of Credit Participations....................................16
     2.04 Agreement to Repay Letter of Credit Drawings.......................18
     2.05 Increased Costs....................................................19
     2.06 Indemnification; Nature of Letter of Credit Issuers' Duties........19

SECTION 3. Fees; Commitments.................................................21
     3.01 Fees...............................................................21
     3.02 Voluntary Reduction of Commitments.................................22
     3.03 Mandatory Reduction of Commitments, etc............................22

SECTION 4. Payments..........................................................23
     4.01 Voluntary Prepayments..............................................23
     4.02 Mandatory Prepayments..............................................23
     4.03 Method and Place of Payment........................................24
     4.04 Net Payments.......................................................25

SECTION 5. Conditions Precedent..............................................26
     5.01 Conditions Precedent to the Restatement Effective Date.............26
     5.02 Conditions Precedent to All Credit Events..........................28

                                      (i)

                                                                           Page
                                                                           ----

SECTION 6. Representations, Warranties and Agreements........................28
     6.01 Status.............................................................29
     6.02 Power and Authority................................................29
     6.03 No Violation.......................................................29
     6.04 Litigation.........................................................29
     6.05 Use of Proceeds; Margin Regulations................................29
     6.06 Governmental Approvals.............................................30
     6.07 Investment Company Act.............................................30
     6.08 True and Complete Disclosure.......................................30
     6.09 Financial Condition; Financial Statements..........................30
     6.10 Tax Returns and Payments...........................................31
     6.11 Compliance with ERISA..............................................31
     6.12 Subsidiaries.......................................................31
     6.13 Patents, etc.......................................................31
     6.14 Pollution and Other Regulations....................................31
     6.15 Properties.........................................................32

SECTION 7. Affirmative Covenants.............................................32
     7.01 Information Covenants..............................................32
     7.02 Books, Records and Inspections.....................................33
     7.03 Insurance..........................................................34
     7.04 Payment of Taxes...................................................34
     7.05 Consolidated Corporate Franchises..................................34
     7.06 Compliance with Statutes, etc......................................34
     7.07 ERISA..............................................................34
     7.08 Good Repair........................................................35
     7.09 End of Fiscal Years; Fiscal Quarters...............................35
     7.10 Competitive Bid Loan Outstandings..................................35
     7.11 Subsidiary Guaranty; Collateral....................................36

SECTION 8. Negative Covenants................................................36
     8.01 Changes in Business................................................37
     8.02 Consolidation, Merger, Sale of Assets, etc.........................37
     8.03 Liens..............................................................39
     8.04 Indebtedness.......................................................40
     8.05 Limitation on Dividends............................................42
     8.06 Transactions with Affiliates.......................................44
     8.07 Consolidated Net Worth.............................................44
     8.08 Fixed Charge Coverage Ratio........................................44
     8.09 Investments........................................................44
     8.10 NoNegative Pledge..................................................44
     8.11 Prepayments of Indebtedness........................................44

SECTION 9. Events of Default.................................................45
     9.01 Payments...........................................................45
     9.02 Representations, etc...............................................45

                                      (ii)

                                                                           Page
                                                                           ----

     9.03 Covenants..........................................................45
     9.04 Default Under Other Agreements.....................................45
     9.05 Bankruptcy, etc....................................................45
     9.06 ERISA..............................................................46
     9.07 Subsidiary Guaranty................................................46
     9.08 Judgments..........................................................47
     9.09 Security Documents.................................................47

SECTION 10. Definitions......................................................48

SECTION 11. The Senior Managing Agents.......................................70
     11.01 Appointment.......................................................70
     11.02 Delegation of Duties..............................................70
     11.03 Exculpatory Provisions............................................71
     11.04 Reliance by Senior Managing Agents................................71
     11.05 Notice of Default.................................................72
     11.06 Non-Reliance on Senior Managing Agents and Other Lenders..........72
     11.07 Indemnification...................................................72
     11.08 Senior Managing Agents in Their Individual Capacities.............73
     11.09 Successor Senior Managing Agents, etc.............................73

SECTION 12. Miscellaneous....................................................74
     12.01 Payment of Expenses, etc..........................................74
     12.02 Right of Setoff...................................................74
     12.03 Notices...........................................................74
     12.04 Benefit of Agreement..............................................75
     12.05 No Waiver; Remedies Cumulative....................................78
     12.06 Payments Pro Rata.................................................78
     12.07 Calculations; Computations........................................78
     12.08 Governing Law; Submission to Jurisdiction; Venue..................79
     12.09 Counterparts......................................................80
     12.10 Execution.........................................................80
     12.11 Headings Descriptive..............................................80
     12.12 Amendment or Waiver...............................................80
     12.13 Survival..........................................................81
     12.14 Domicile of Loans.................................................81
     12.15 Confidentiality...................................................81
     12.16 Waiver of Jury Trial..............................................82
     12.17 Special Provisions Regarding Section 12.04(e).....................82


                                     (iii)

ANNEX I              --    List of Lenders and Commitments
ANNEX II             --    Lender Addresses
ANNEX III            --    Existing Letters of Credit
ANNEX IV             --    Certain Litigation
ANNEX V              --    Schedule of Material Subsidiaries
ANNEX VI             --    Existing Liens
ANNEX VII            --    Existing Debt


EXHIBIT A            --    Form of Note
EXHIBIT B            --    Form of Letter of Credit Request
EXHIBIT C-1          --    Form of Opinion of Executive Vice President, General
                           Counsel and Assistant Secretary of the Borrower
EXHIBIT C-2          --    Form of Opinion of White & Case LLP
EXHIBIT D            --    Form of Amended and Restated Subsidiary Guaranty
EXHIBIT E-1          --    Form of Notice of Assignment
EXHIBIT E-2          --    Form of Assignment Agreement
EXHIBIT F            --    Form of Confidentiality Agreement
EXHIBIT G            --    Form of Amended and Restated Intercompany
                           Subordination Agreement




                                      (iv)

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 17, 2000, among R.J. REYNOLDS TOBACCO HOLDINGS, INC. (f/k/a/ RJR Nabisco, Inc.), a Delaware corporation, and the lending institutions listed from time to time on Annex I hereto (each, a "Lender" and, collectively, the "Lenders"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.


                              W I T N E S S E T H:


                  WHEREAS, the Borrower and certain financial institutions are party to a Credit Agreement, dated as of May 7, 1999 (as amended, modified, supplemented and in effect immediately prior to the Restatement Effective Date, the "Original Credit Agreement"); and

                  WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in its entirety as herein provided;


                  NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1.  Amount and Terms of Credit.

                  1.01 Commitments. (A) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

                  (i) shall be made at any time and from time to time on and after the Original Effective Date and prior to such Lender's Final Maturity Date;

                  (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Reference Rate Loans or Eurodollar Loans, provided that all Revolving Loans made by all Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type;

                  (iii) may be repaid and reborrowed in accordance with the provisions hereof; and

                  (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to (A) the product of
         (x) such Lender's Adjusted Percentage and (y) the sum of (I) the aggregate Letter of Credit Outstandings and (II) the aggregate outstanding principal amount of all Swingline Loans then outstanding plus (B) the product of (x) such Lender's Percentage and (y) the aggregate outstanding principal amount of all Competitive Bid Loans then outstanding, equals the Commitment of such Lender at such time.

                  (B) Subject to and upon the terms and conditions herein set forth, each Swingline Lender severally agrees, at any time and from time to time on and after the Original Effective

Date and prior to the Final Swingline Maturity Date, to make a loan or loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

                  (i) shall be Reference Rate Loans;

                  (ii) shall have the benefit of the provisions of Section 1.01(C);

                  (iii) shall not exceed in the aggregate at any one time outstanding the Swingline Commitment of such Swingline Lender at such time;

                  (iv) shall not exceed in the aggregate for all Swingline Lenders at any one time outstanding, when combined with the aggregate principal amount of all Revolving Loans and Competitive Bid Loans then outstanding and all Letter of Credit Outstandings at such time, the Total Commitment then in effect; and

                  (v) may be repaid and reborrowed in accordance with the provisions hereof.

On (x) the Final Swingline Maturity Date, all Swingline Loans shall be repaid in full and (y) the last Business Day of each calendar quarter, all Swingline Loans shall be repaid in full and may not be reborrowed until the next succeeding Business Day, provided that repayment of the Swingline Loans pursuant to this clause (y) shall not be required to the extent that the aggregate outstanding principal amount of Swingline Loans to be repaid is less than $10,000,000. No Swingline Lender will make a Swingline Loan after it has received written notice from the Required Lenders that one or more of the applicable conditions to Credit Events specified in Section 5 are not then satisfied.

                  (C) On any Business Day, a Swingline Lender (the "Notifying SL Lender") may, in its sole discretion, give notice to the Lenders that all then outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given by each Swingline Lender and each Swingline Lender shall constitute a Notifying SL Lender upon the occurrence of an Event of Default under Section 9.05), in which case a Borrowing of Revolving Loans constituting Reference Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each Lender's Adjusted Percentage, and the proceeds thereof shall be applied directly to repay ratably all Swingline Lenders for their outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Reference Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Notifying SL Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender (other than each Swingline Lender with respect to its Swingline Loans) hereby agrees that it shall forthwith purchase from each Swingline Lender (without recourse or warranty) such assignment of its outstanding Swingline

Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Adjusted Percentages; provided that all interest payable on such Swingline Loans shall be for the account of the Swingline Lenders until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Lender purchasing same from and after such date of purchase.

                  (D) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees that the Borrower may incur a loan or loans (each, a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing from time to time on and after the Original Effective Date and prior to the date which is the third Business Day preceding the date which is 14 days prior to the Facility Maturity Date; provided that, after giving effect to any Competitive Bid Borrowing and the use of the proceeds thereof, (x) the aggregate outstanding principal amount of Competitive Bid Loans when combined with the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans then outstanding and the aggregate Letter of Credit Outstandings at such time shall not exceed the Total Commitment at such time or (y) if the Interest Period applicable to such Competitive Bid Borrowing extends beyond the then First Maturity Date of any Lender, the aggregate outstanding principal amount of all Competitive Bid Loans and Revolving Loans with Interest Periods that extend beyond such First Maturity Date when combined with the Stated Amount of all outstanding Letters of Credit with expiration dates that extend beyond such First Maturity Date will not exceed the Expected Total Commitment in effect for each day of the Interest Period applicable to such Competitive Bid Loan that occurs beyond such First Maturity Date. Within the foregoing limits and subject to the conditions set out in Section 1.04, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

                  1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Committed Loans shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 1.01(C)). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than twenty Borrowings of Eurodollar Loans under this Agreement.

                  1.03 Notice of Borrowing of Committed Loans. (a) Whenever the Borrower desires to incur Revolving Loans hereunder (other than Mandatory Borrowings), it shall give the Administrative Agent at the Administrative Agent's Office (x) prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Loans constituting Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Loans constituting Reference Rate Loans. Each such notice (each, together with each notice of a Borrowing of Swingline Loans pursuant to Section 1.03(b), a "Notice of Borrowing") shall be irrevocable and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Reference Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writ-

ing) of each proposed Borrowing of Revolving Loans, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 11:00 A.M. (New York time) on the date of such Borrowing. Each such notice shall be irrevocable and shall specify
(i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give each Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans, of such Swingline Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (c) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(C), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

                  (d) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from the Chairman, Chief Financial Officer or Treasurer of the Borrower, or from any other person designated in writing to the Administrative Agent by the Chief Financial Officer or Treasurer of the Borrower as a person entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

                  1.04 Competitive Bid Borrowings. (a) Whenever the Borrower desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent at the Administrative Agent's Office, prior to 11:00 A.M. (New York time) at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice (each, a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case (i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than 14 days after the date of such Competitive Bid Borrowing or later than the earlier to occur of (x) 180 days after the date of such Competitive Bid Borrowing and (y) the third Business Day preceding the Facility Maturity Date), (iii) the interest payment date or dates relating thereto and
(iv) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder of each such request for a Competitive Bid Borrowing received by it from the Borrower by telecopying to each such Bidder a copy of the related Notice of Competitive Bid Borrowing.

                  (b) Each Bidder shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed

Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion and determined by such Lender independently of each other Lender, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) before 11:00 A.M. (New York time) on the date (the "Reply Date") which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(D), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's lending office with respect to such Competitive Bid Loan; provided, that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:30 A.M. (New York time) on the Reply Date. Any Bidder not giving the Administrative Agent the notice specified in the preceding sentence shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing.

                  (c) The Borrower shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either:

                  (i) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to such effect, or

                  (ii) accept one or more of the offers made by any Bidder or Bidders by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Bidder for such Competitive Bid Borrowing) to be made by each Bidder as part of such Competitive Bid Borrowing, and reject any remaining offers made by Bidders by giving the Administrative Agent notice to that effect; provided, that (x) acceptance of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered and (y) if offers are made by two or more Bidders at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, the Borrower shall then have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer), as the Borrower may elect in its sole discretion; provided further, that in no event shall the aggregate principal amount of the Competitive Bid Loans accepted by the Borrower as part of a Competitive Bid Borrowing exceed the amount specified by the Borrower in the related Notice of Competitive Bid Borrowing.

                  (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is canceled, the Administrative Agent shall give prompt notice thereof to the Bidders and such Competitive Bid Borrowing shall not be made.

                  (e) If the Borrower accepts one or more of the offers made by any Bidder or Bidders, the Administrative Agent shall in turn promptly notify
(x) each Bidder that has made an offer of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder have been accepted by the Borrower and (y) each Bidder that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing of the amount of each Competitive Bid Loan to be made by such Bidder.

                  (f) On the last Business Day of each calendar quarter, the Administrative Agent shall notify the Lenders of the aggregate principal amount of Competitive Bid Loans outstanding at such time.

                  1.05 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date of each Borrowing (including Mandatory Borrowings), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below.

                  (b) Each Lender shall make available all amounts it is to fund under any Borrowing in U.S. dollars and immediately available funds to the Administrative Agent at the Administrative Agent's Office and the Administrative Agent will (except in the case of Mandatory Borrowings) make available to the Borrower by depositing to its account at the Administrative Agent's Office the aggregate of the amounts so made available in U.S. dollars and the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09, for the respective Loans.

                  (c) Nothing in this Section 1.05 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  1.06 Notes; Register. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made by each Lender shall, except as provided in Sections 1.15 and 12.04 and only to the extent requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit A with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

                  (b) The Note issued to each Lender shall (i) be payable to the order of such Lender and be dated the Restatement Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iii) mature on such Lender's Final Maturity Date and (iv) bear interest as provided in the appropriate clause of Section 1.09 in respect of the Reference Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby.

                  (c) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

                  (d) The Administrative Agent shall maintain at the Administrative Agent's Office a register for the recordation of the names and addresses of the Lenders, the Commitments (and Short-Term Commitments and Long-Term Commitments, if any) of the Lenders from time to time, and the principal amount of the Revolving Loans, Swingline Loans and Competitive Bid Loans owing to each Lender from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  1.07 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans of one Type into a Borrowing or Borrowings of another Type; provided that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Reference Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion and (iii) Borrowings resulting from conversions pursuant to this
Section 1.07 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office prior to 11:00 A.M. (New York time) at least three Business Days' (or one Business Day's in the case of a conversion into Reference Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion affecting any of its Revolving Loans.

                  1.08 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be loaned by the Lenders pro rata on the basis of their Percentages (with each such Borrowing loaned by a Lender (other than a Non-Extending Lender) to be incurred from such Lender on a pro rata basis among the Short-Term Commitment and Long-Term Commitment of such Lender (based upon the relative amounts of the Short-Term Commitment and Long-Term Commitment of such Lender, in each case as in effect immediately before giving effect to such Borrowing)); provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be loaned by the Lenders pro rata on the basis of their Adjusted Percentages. All Borrowings of Swingline Loans shall be loaned by the Swingline Lenders pro rata on the basis of their Swingline Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  1.09 Interest. (a) The unpaid principal amount of each Reference Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Reference Rate Margin plus the Reference Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

                  (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by a Bidder or Bidders, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).

                  (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Reference Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Reference Rate Margin; provided, that each Eurodollar Loan and Competitive Bid Loan shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

                  (e) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Reference Rate Loan, quarterly in arrears on the 15th day of each January, April, July and October, (ii) in respect of any Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iv) in respect of each Loan (other than a Reference Rate Loan), on any prepayment (on the amount prepaid) and (v) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (f) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

                  1.10 Interest Periods. At the time the Borrower gives a Notice of Competitive Bid Borrowing in respect of the making of a Competitive Bid Borrowing or at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be (x) in the case of a Eurodollar Loan, a one, two, three or six month period and (y) in the case of a Competitive Bid Loan, subject to availability, a period of 14 to 180 days as elected by the Borrower in the related Notice of Competitive Bid Borrowing. Notwithstanding anything to the contrary contained above:

                 (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Reference Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                (ii) if any Interest Period relating to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

                (iv) no Interest Period in respect of any Borrowing of Eurodollar Loans shall extend beyond a Maturity Date for any Lender participating in such Borrowing.

Notwithstanding the foregoing, if an Event of Default is in existence at the time any Interest Period in respect of any Eurodollar Loans is to expire, such Eurodollar Loans may not be continued as Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Reference Rate Loans. If upon the expiration of any Interest Period in respect of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Reference Rate Loans effective as of the expiration date of such current Interest Period.

                  1.11 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                 (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising on or after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans because of (x) any change since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the date of the making of such Competitive Bid Loan) in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D and/or (y) other circumstances affecting the interbank Eurodollar market; or

               (iii) at any time, that the making or continuance of any Loan (other than Reference Rate Loans) has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or, in the case of a Eurodollar Loan, has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall on such date give notice (if by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) (for Eurodollar Loans only) or (iii), the Borrower may (and in the case of a Eurodollar Loan or a Competitive Bid Loan affected pursuant to Section 1.11(a)(iii) shall) either (i) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof as promptly as practicable after the Borrower was notified by a Lender pursuant to Section 1.11(a)(ii) or (iii), (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Reference Rate Loan or (iii) if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full; provided that if more than one Lender is affected in a similar manner at any time, then all such similarly affected Lenders must be treated the same pursuant to this
Section 1.11(b).

                  (c) If after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or its parent's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 1.16, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon receipt of such notice.

                  (d) In the event that any Lender shall reasonably determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that by reason of Regulation D such Lender is required to maintain reserves in respect of eurodollar loans or liabilities during any period it has a Eurodollar Loan outstanding, such Lender shall promptly notify the Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to set forth in reasonable detail a computation of such additional amounts) and the Borrower shall pay to such Lender such specified amounts as additional interest at the time that such Borrower is otherwise required to pay interest in respect of the affected Eurodollar Loan or, if later, on written demand therefor from such Lender.

                  1.12 Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Competitive Bid Loans but excluding any loss of anticipated profit with respect to such Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans or Competitive Bid Loans accepted by the Borrower in accordance with Section 1.04(c)(ii) does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11);
(ii) if any repayment or conversion of any of its Eurodollar Loans or any repayment of Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b). Calculation of all amounts payable to a Lender under this Section 1.12 in respect of Eurodollar Loans shall be made as though that Lender had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

                  1.13 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.11, 2.05 or 4.04.

                  1.14 Maturity Date Extensions. Prior to (but not less than 60 days nor more than 90 days prior to) the Extension Date and prior to (but not less than 60 days nor more than 90 days prior to) each anniversary of the Extension Date, the Borrower may make a written request to the Administrative Agent, who shall forward a copy of each such request to each of the Continuing Lenders, that the Facility Maturity Date then in effect be extended to the date which is one year after such existing Facility Maturity Date. Such request shall be accompanied by a certificate of an Authorized Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. If, by the date (a "Response Date") which is 30 days prior to the Extension Date or the relevant anniversary thereof, as the case may be, Continuing Lenders which are not Defaulting Lenders holding at least a majority of the Commitments held by Continuing Lenders which are not Defaulting Lenders agree thereto in writing, the Facility Maturity Date, and the Final Maturity Date of each Continuing Lender then consenting, shall be automatically extended to the first anniversary of the then existing Facility Maturity Date. In the event that the Borrower has not obtained the requisite percentage of Continuing Lenders to permit an extension by the relevant Response Date, the Borrower may extend the deadline for obtaining such percentage to the 30th day following such Response Date in order to take such actions, including those contemplated by Section 1.15, with respect to any Lender that is a Non-Continuing Lender after giving effect to such Response Date in order to obtain the requisite percentage of Lenders constituting Continuing Lenders to permit such extension. The Administrative Agent shall notify the Borrower and each Lender of the effectiveness of any such extension. No Lender shall be obligated to grant any extensions pursuant to this Section 1.14 and any such extension shall be in the sole discretion of each of them. A Lender's Final Maturity Date shall not be so extended pursuant to this Section 1.14 for (x) any Lender that is a Non-Continuing Lender at the time such request for extension is made and (y) any Continuing Lender at the time of such request that has not consented in writing, within the time specified above, to any such request for the extension thereof.

                  1.15 Replacement of Lenders. If (w) any Lender becomes a Non-Continuing Lender at any time after the first Response Date occurring after the Restatement Effective Date, (x) any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) any Lender refuses to give timely consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders or (z) any Lender is owed increased costs under
Section 1.11(a) or (c), Section 2.05 or Section 4.04 which in the judgment of the Borrower are material in amount and which are not otherwise requested generally by the other Lenders, the Borrower shall have the right, if no Event of Default then exists and, in the case of a Lender described in clause (z) above, such Lender has not withdrawn its request for such compensation or changed its applicable lending office with the effect of eliminating or substantially decreasing (to a level which in the judgment of the Borrower is not material) such increased cost, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Lender") reasonably acceptable to the Majority SMA, provided that (i) at the time of any replacement pursuant to this Section 1.15, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to which the Replacement Lender shall acquire all of the Commitment (and the Short-Term Commitment and Long-Term Commitment, if any) and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (b) an amount equal to such Replaced Lender's participations in Unpaid Drawings that have been funded by such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (c) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 hereof and (y) the appropriate Letter of Credit Issuer (or to the extent the Letter of Credit Issuer has been funded for any portion of Unpaid Drawings not funded by such Replacement Lender through an increase in the other Lenders' Adjusted Percentages, the other Lenders so affected) an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing not funded by such Replaced Lender, (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement and (iii) in the case of the replacement of a Replaced Lender that is a Non-Continuing Lender as contemplated by clause (w) above, the only Maturity Date applicable to the Replacement Lender's Commitment shall be the Facility Maturity Date then in effect. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

                  1.16 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.11 or
2.05 is given by any Lender more than 180 days after the occurrence of the event giving rise to the additional cost, reduction in amounts or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.11 or Section 2.05, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

                  SECTION 2.  Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower, at any time and from time to time on or after the Original Effective Date and prior to the Facility Maturity Date, may request that a Letter of Credit Issuer issue, for the account of the Borrower and in support of any Permitted Obligations, to replace Existing Letters of Credit, to effect Permitted Litigation Bonding or in support of such other obligations of the Borrower and/or any of its Subsidiaries as are acceptable to the Majority SMA, an irrevocable standby letter of credit or letters of credit in such form as may be approved by such Letter of Credit Issuer and the Majority SMA, acting reasonably, and, subject to and upon the terms and conditions set forth in this Agreement, each Designated Issuer and, to the extent it has agreed to issue Letters of Credit, each other Letter of Credit Issuer will issue the Letters of Credit so requested to be issued. It is the intention of the Borrower and the Designated Issuers that each Designated Issuer only issue Letters of Credit in an aggregate Stated Amount that is substantially pro rata to the aggregate Stated Amount of the Letters of Credit issued by each other Designated Issuer, it being recognized that credit policies of beneficiaries may result in non-pro rata treatment for one or more Designated Issuers and may require adjustments to the procedures set forth in the next sentence. To effect the foregoing intention, (i) subject to the following clauses (ii) and (iii), new Letters of Credit issued after the Original Effective Date will be issued serially by the Designated Issuers in the same order as the Designated Issuers are listed in the definition thereof, (ii) any Letter of Credit with a Stated Amount in excess of $100,000,000 that is to be issued by a Designated Issuer will be issued severally by all Designated Issuers, pro rata among same (or otherwise allocated to give effect to clause
(i) above), with Chase, if an issuer thereunder (or, if Chase is not an issuer, such other issuer as selected by the Borrower) to be the paying agent under any such Letter of Credit, and (iii) a Designated Issuer will not be obligated to (but may in its sole discretion) issue any Letter of Credit if after giving effect thereto the aggregate Stated Amount of all outstanding Letters of Credit issued by such Designated Issuer shall exceed by more than $100,000,000 the highest aggregate Stated Amount of outstanding Letters of Credit issued by any other Designated Issuer, with the Administrative Agent to provide the Designated Issuers at the time of issuance of any new Letter of Credit with any requested information relating to the outstanding Letters of Credit issued by the Designated Issuers. The Administrative Agent will coordinate the issuance of Letters of Credit by the Designated Issuers to give effect to the two foregoing sentences.

                  (b) Notwithstanding the foregoing (i) no Letter of Credit shall be issued (x) the Stated Amount of which, when added to the Letter of Credit Outstandings at such time would exceed, when added to the sum of the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders and all Competitive Bid Loans and all Swingline Loans then outstanding, the Adjusted Total Commitment at such time or (y) with an expiration date beyond the then First Maturity Date of any Lender if after giving effect thereto the Stated Amount of all Letters of Credit with an expiration date beyond such First Maturity Date would exceed, when added to the aggregate outstanding principal amount of all Competitive Bid Loans and Revolving Loans with Interest Periods that extend beyond such First Maturity Date, the Expected Total Commitment in effect for each day on which such Letter of Credit is to be outstanding that occurs beyond such First Maturity Date; (ii) each Letter of Credit shall, unless otherwise agreed by the Majority SMA and the Letter of Credit Issuer, have an expiry date occurring no later than one year after the date of issuance thereof (except to the extent consented to by the prospective Letter of Credit Issuer or Issuers), and in no event occurring later than the Business Day next preceding the then First Maturity Date of the Letter of Credit Issuer or Issuers thereunder, except that, in the case of the Existing Letters of Credit, the initial expiry date will be automatically extended for consecutive one year periods (or shorter period as required and specified by the Borrower) (but not later than the Business Day preceding the then First Maturity Date of the Letter of Credit Issuer or Issuers thereunder) unless (I) any of the Letter of Credit Issuers thereof elects, in accordance with the terms of such Existing Letter of Credit, not to permit any such extension, (II) the Borrower elects not to obtain such extension or (III) the Required Lenders shall have notified the Administrative Agent (who shall promptly inform the Letter of Credit Issuers thereof) on or prior to the seventy-seventh day preceding any such extension that a Default or Event of Default has occurred and is continuing or would result from the extension of the then outstanding Existing Letters of Credit and, accordingly, that the then expiry date for all the outstanding Existing Letters of Credit shall not be extended, in which case the Letter of Credit Issuers of all then outstanding Existing Letters of Credit shall, and hereby agree to, give notice to the beneficiaries thereof of such nonextension; (iii) each Letter of Credit shall be denominated in U.S. dollars or an Approved Alternate Currency; and (iv) no Letter of Credit shall be issued by a Letter of Credit Issuer after it has received a notice in writing from the Required Lenders that one or more of the applicable conditions specified in Section 5 are not then satisfied.

                  2.02 Letter of Credit Requests. Whenever the Borrower desires that a Letter of Credit be issued for its account, it shall give the Administrative Agent and the Letter of Credit Issuer or Letter of Credit Issuers that are to issue same at least five Business Days' (or such lesser number of days as may be agreed to by the relevant Letter of Credit Issuer) written notice thereof. Each notice shall be executed by the Borrower and shall be in the form of Exhibit B attached hereto (each, a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender.

                  2.03 Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender (each such other Lender, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, a "participation"), to the extent of such Participant's Adjusted Percentage (with each such purchase by a Lender (other than a Non-Extending Lender) to applied as a utilization of the Short-Term Commitment and Long-Term Commitment of such Lender on a pro rata basis (based upon the relative amounts of the Short-Term Commitment and the Long-Term Commitment of such Lender, in each case as in effect immediately before giving effect to such purchase)), in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor that remains in effect after the Original Effective Date, or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Participants as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing Fees). Upon any change in the Commitments (and the Short-Term Commitments and Long-Term Commitments, if any) of the Lenders pursuant to Section 1.15 or 12.04, the termination of a Commitment of a Non-Continuing Lender or the occurrence of any Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Lender, of all Continuing Lenders or of all Non-Defaulting Lenders, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer issuing same shall have no obligation relative to the Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

                  (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent and each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted Percentage of such unreimbursed payment in lawful money of the United States of America and in same day funds (with each such payment by a Lender (other than a Non-Extending Lender) to applied as a utilization of the Short-Term Commitment and Long-Term Commitment of such Lender on a pro rata basis (based upon the relative amounts of the Short-Term Commitment and the Long-Term Commitment of such Lender, in each case as in effect immediately before giving effect to such payment)); provided, however, that no Participant shall be obligated to pay to the Administrative Agent for the account of such Letter of Credit Issuer its Adjusted Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a court of competent jurisdiction on the part of such Letter of Credit Issuer. If such Letter of Credit Issuer so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of such Letter of Credit Issuer such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the applicable Letter of Credit Issuer its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Adjusted Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever any Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to the preceding clause (c), such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted Percentage of such reimbursement obligation, in lawful money of the United States of America and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuers with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (except as expressly provided in Section 2.03(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

                  (v) the occurrence of any Default or Event of Default; or

                  (vi) the failure of any condition precedent set forth in
         Section 5 hereof to have been satisfied at the time of the issuance of any Letter of Credit unless the applicable Letter of Credit Issuer shall have received a notice in writing to such effect from the Required Lenders pursuant to Section 2.01(b)(iv) hereof prior to the issuance of such Letter of Credit.

                  2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent in U.S. dollars and immediately available funds at the Administrative Agent's Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, notice given by such Letter of Credit Issuer to the Borrower of such payment (which notice each Letter of Credit Issuer hereby agrees to give promptly after the making of any payment or disbursement under a Letter of Credit), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Letter of Credit Issuer is reimbursed therefor, at a rate per annum which shall be the Applicable Reference Rate Margin plus the Reference Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the second Business Day following any such notice of payment or disbursement), such interest to be payable on demand. Notwithstanding the foregoing, to the extent that a Letter of Credit Issuer of a Letter of Credit denominated in a currency other than U.S. dollars has agreed in writing to such arrangement at the time of the issuance of such Letter of Credit, the Borrower shall reimburse any Drawing thereunder in the currency in which such Letter of Credit is denominated; provided, that (x) if any such Drawing is made at a time when there exists an Event of Default or (y) if such reimbursement is not made by the close of business two Business Days after the Borrower has received notice of such Drawing, then, in either such case, such reimbursement shall instead be made in U.S. dollars and in immediately available funds.

                  (b) The Borrower's obligations under this Section 2.04 to reimburse each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) issued by it shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Lender (including in its capacity as a Letter of Credit Issuer or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be obligated to reimburse the respective Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a court of competent jurisdiction on the part of such Letter of Credit Issuer.

                  2.05 Increased Costs. If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by any Letter of Credit Issuer or any Participant with any request or directive made or adopted after the date hereof (whether or not having the force of law), by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Letter of Credit Issuer, or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or participations therein or any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder in respect of Letters of Credit or participations therein, then, upon demand to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to each Senior Managing Agent), the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to each Senior Managing Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error although the failure to deliver any such certificate shall not, subject to Section 1.16, release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon receipt of such certificate.

                  2.06 Indemnification; Nature of Letter of Credit Issuers' Duties. (a) In addition to its other obligations under this Section 2, the Borrower hereby agrees to protect, indemnify, pay and save each of the Letter of Credit Issuers harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees but excluding those taxes excluded from the definition of Taxes in Section 4.04) that any such Letter of Credit Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of any Letter of Credit Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrower and the Letter of Credit Issuers, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Letter of Credit Issuers shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Letter of Credit Issuers, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Letter of Credit Issuers' rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Letter of Credit Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Letter of Credit Issuer under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Letter of Credit Issuers against any and all risks involved in the issuance of the Letters of Credit arising from any present or future Government Acts. The Letter of Credit Issuers shall not, in any way, be liable for any failure by the Letter of Credit Issuers or anyone else to pay any Drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Letter of Credit Issuers.

                  (d) Nothing in this Section 2.06 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.04 hereof. The obligations of the Borrower under this Section 2.06 shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Letter of Credit Issuers to enforce any right, power or benefit under this Agreement.

                  (e) Notwithstanding anything to the contrary contained in this
Section 2.06, (i) the Borrower shall have no obligation to indemnify any Letter of Credit Issuer in respect of any liability incurred by such Letter of Credit Issuer arising solely out of the gross negligence or willful misconduct of such Letter of Credit Issuer as determined by a court of competent jurisdiction and
(ii) the Borrower shall have a claim against any Letter of Credit Issuer and such Letter of Credit Issuer shall be liable to the Borrower to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (x) such Letter of Credit Issuer's willful misconduct or gross negligence as determined by a court of competent jurisdiction in determining whether the documents presented under its Letter of Credit complied with the terms of such Letter of Credit or (y) such Letter of Credit Issuer's willful or grossly negligent failure to pay under its Letter of Credit after presentation to it of a drawing certificate and any other documents strictly complying with the terms and conditions of such Letter of Credit as determined by a court of competent jurisdiction.

                  SECTION 3.  Fees; Commitments.

                  3.01 Fees. (a) The Borrower agrees to pay the Administrative Agent for the account of each Non-Defaulting Lender a facility fee (the "Facility Fee") for the period from and including the Original Effective Date to but not including the Facility Maturity Date or, if earlier, the date upon which the Total Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Facility Fee Percentage for such day multiplied by the then Commitment of such Lender. Such Facility Fee shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders pro rata on the basis of their respective Adjusted Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), computed for each day at a rate equal to the Applicable Eurodollar Margin for such day multiplied by the then Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

                  (c) The Borrower agrees to pay to the Administrative Agent for the account of each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at a rate equal to
 .25% multiplied by the average daily Stated Amount of such Letter of Credit. Such Facing Fees shall be due and payable quarterly in arrears on the 15th day of each January, April, July and October and on the date upon which the Total Commitment is terminated.

                  (d) The Borrower hereby agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

                  (e) The Borrower shall pay to the Administrative Agent for the account of each Senior Managing Agent and each other Lender the fees specified in the accepted commitment letter, or related fee letter, executed by such Senior Managing Agent or such Lender, as the case may be, when and as due.

                  (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

                  3.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, (i) to terminate the Total Unutilized Commitment, in part or in whole (or, to the extent that at such time there are no Loans outstanding and no Letter of Credit Outstandings, to terminate the Total Commitment, in whole), provided, that (x) any such termination shall apply to proportionately and permanently reduce the Commitment of each of the Lenders, (y) the amount of any such reduction to the Commitment of any Lender shall reduce the Short-Term Commitment, if any, and the Long-Term Commitment, if any, of such Lender on a pro rata basis (based upon the relative amounts of the Short-Term Commitment and the Long-Term Commitment, if any, of such Lender, in each case as in effect before giving effect to such reduction) and (z) any partial reduction pursuant to this Section 3.02(i) shall be in the amount of at least $10,000,000, and (ii) at any time within the 30 days prior to the Final Maturity Date of any Non-Continuing Bank and so long as no Event of Default then exists, to terminate the Commitment of such Non-Continuing Bank, provided that (x) all Loans, together with unpaid accrued interest thereon, of such Non-Continuing Bank are repaid in full and (y) after giving effect to such termination and repayment, the sum of the aggregate principal amount of all outstanding Loans and the Letter of Credit Outstandings does not exceed the Total Commitment.

                  3.03 Mandatory Reduction of Commitments, etc. (a) On the date which is the earlier of (x) 30 days after any date on which a Change of Control occurs and (y) the date on which any Indebtedness of the Borrower in excess of $75,000,000 individually or $150,000,000 in the aggregate is required to be repurchased as a result of any such Change of Control, the Total Commitment and Total Swingline Commitment shall be reduced to zero.

                  (b) The Total Commitment shall be reduced on any date on which the Borrower or Reynolds Tobacco issues or incurs Specified Debt if after giving effect to such issuance the sum of (i) the Total Commitment plus (ii) the aggregate outstanding principal amount of Specified Debt exceeds $3 billion, such reduction to be in amount equal to the excess of such sum over $3 billion.

                  (c) The Total Commitment shall terminate on the Facility Maturity Date.

                  (d) The Total Swingline Commitment shall terminate on the Final Swingline Maturity Date.

                  (e) Each Swingline Lender's Swingline Commitment shall terminate on such Swingline Lender's Swingline Maturity Date.

                  (f) Each Lender's Commitment (including its Long-Term Commitment, if any) shall terminate on such Lender's Final Maturity Date.

                  (g) Each Lender's Short-Term Commitment, if any, shall terminate on such Lender's First Maturity Date.

                  (h) Each partial reduction of the Total Commitment pursuant to
Section 3.03(b) shall apply proportionately to the Commitment of each Lender and each such reduction to the Commitment of each Lender shall reduce the Short-Term Commitment, if any, and the Long-Term Commitment, if any, of such Lender on a pro rata basis (based upon the relative amounts of the Short-Term Commitment and the Long-Term Commitment, if any, of such Lender, in each case as in effect before giving effect to such reduction).

                  SECTION 4.  Payments.

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Revolving Loans and Swingline Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (x) in the case of Revolving Loans, 11:00 A.M. (New York time) one Business Day prior to, or (y) in the case of Swingline Loans, 11:00 A.M. (New York time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or Swingline Lenders, as the case may be; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $10,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Loans; and (iii) each prepayment in respect of any Revolving Loans or Swingline Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans or Swingline Loans, provided that, at the Borrower's election in connection with any prepayment pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Percentage of all Revolving Loans then outstanding. The Borrower shall not have the right to voluntarily prepay any Competitive Bid Loan without the consent of the Lender that has made same.

                  4.02  Mandatory Prepayments.

                  (A) Requirements. If on any date the sum of the outstanding principal amount of Revolving Loans made by Non-Defaulting Lenders, Swingline Loans and Competitive Bid Loans and the aggregate amount of Letter of Credit Outstandings (all the foregoing, collectively, the "Aggregate Outstandings") exceeds the Adjusted Total Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans and, after Swingline Loans have been paid in full, Revolving Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the Aggregate Outstandings exceed the Adjusted Total Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder (including without limitation obligations in respect of Letter of Credit Outstandings) pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in cash equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations). If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans and the cash collateralization of all Letter of Credit Outstandings as set forth above, the remaining Aggregate Outstandings exceed the Adjusted Total Commitment, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess, provided that no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Lender that made same consents to such prepayment. In addition, the Borrower shall repay (i) to each Lender on such Lender's First Maturity Date the Short-Term Commitment Percentage of such Lender's outstanding Revolving Loans on such date, (ii) the Revolving Loans of each Lender on such Lender's Final Maturity Date and (iii) the Swingline Loans of each Swingline Lender on such Swingline Lender's Swingline Maturity Date.

                  (B) Application. With respect to each prepayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that: (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Eurodollar Loans, such Borrowing shall immediately be converted into Reference Rate Loans; (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iii) notwithstanding the provisions of the preceding clause (ii), no prepayment made pursuant to Section 4.02(A) (other than the last sentence thereof) of Revolving Loans shall be applied to the Revolving Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

                  4.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Administrative Agent's Office, it being understood that written, telex or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) on such day), the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

                  (b) Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder will be made without setoff or counterclaim. The Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan and/or the recording, registration, notarization or other formalization thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan (all such taxes, levies, costs and charges being herein collectively called "Taxes"; provided that Taxes shall not include taxes imposed on or measured by the overall net income of that Lender (or any alternative tax imposed generally by any relevant jurisdiction in lieu of a tax on net income) by the United States of America or any political subdivision or taxing authority thereof or therein, taxes imposed under Section 884 of the Code or taxes on or measured by the overall net income (or any alternative tax imposed generally by any relevant jurisdiction in lieu of a tax on net income) of that Lender or any foreign office, branch or subsidiary of that Lender by any foreign country or subdivision thereof in which that Lender or that office, branch or subsidiary is doing business). The Borrower shall also pay such additional amounts equal to increases in taxes payable by that Lender described in the foregoing proviso which increases are attributable to payments made by the Borrower described in the immediately preceding sentence of this Section. Promptly after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will, at the request of that Lender, furnish to that Lender evidence, in form and substance satisfactory to that Lender, that the Borrower has met its obligation under this Section 4.04. The Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any Taxes, as determined by that Lender in its good faith and reasonable discretion. Such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 4.04.

                  (b) Each Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes agrees to provide to the Borrower on or prior to the Original Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.15 or
Section 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment or transfer to such Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement or any Note. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, but that is not a corporation (as such term is defined in Section 7701(a)(3) of the Code) for such purposes, agrees to provide to the Borrower on or prior to the Original Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.15 or Section 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this Section 4.04(b)), on the date of such assignment to such Lender, two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or successor form). In addition, each such Lender agrees that from time to time after the Original Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a claim for benefits of an income tax treaty), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement or any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form. Notwithstanding anything to the contrary contained in Section 4.04(a), (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to pay a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b).

                  SECTION 5.  Conditions Precedent.

                  5.01 Conditions Precedent to the Restatement Effective Date. This Agreement shall become effective on the date (the "Restatement Effective Date") when each of the following conditions are first satisfied:

                  A. Execution; Notes. The Restatement Execution Date shall have occurred as provided in Section 12.10 and there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  B. Officer's Certificate. The Administrative Agent shall have received certificates dated the Restatement Effective Date signed by an appropriate officer of the

Borrower stating that all of the applicable conditions set forth in Sections 5.01F., G., H., J., K. and L. and 5.02 exist as of such date.

                  C. Opinions of Counsel. The Administrative Agent shall have received an opinion, or opinions, in form and substance satisfactory to each Senior Managing Agent, addressed to each of the Lenders and dated the Restatement Effective Date, from (i) Charles A. Blixt, Executive Vice President, General Counsel and Assistant Secretary of the Borrower, which opinion shall cover the matters contained in Exhibit C-1 hereto and (ii) White & Case LLP, special counsel to the Lenders, which opinion shall cover the matters contained in Exhibit C-2 hereto, together with such other opinions, if any, covering such matters as the Majority SMA shall reasonably request, from counsel, and in form and substance, satisfactory to the Majority SMA.

                  D. Corporate Proceedings. On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to each Senior Managing Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Senior Managing Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  E. Organizational Documentation etc. The Lenders shall have received copies of the Certificate of Incorporation and By-Laws or other equivalent organizational documents of each Credit Party, certified on the Restatement Effective Date as true and complete by an appropriate corporate officer or governmental authority.

                  F. Adverse Change, etc. Nothing shall have occurred from December 31, 1999 to the Restatement Effective Date which has (x) a material adverse effect on the ability of any Credit Party to perform its obligations to the Lenders or (y) a Material Adverse Effect.

                  G. Litigation. Except as set forth in Annex IV hereto, there shall be on the Restatement Effective Date no actions, suits, proceedings, inquiry, injunction or restraining order pending, entered or threatened with respect to the Borrower or any of its Subsidiaries that are reasonably likely to have (x) a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to the Lenders hereunder or under any other Credit Document to which it is a party or (y) a Material Adverse Effect.

                  H. No Defaults. On the Restatement Effective Date, there shall exist no event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any material financing or lease agreement or other material contract of any of the Credit Parties.

                  I. Projections. The Lenders shall have received financial forecasts for Borrower and its Subsidiaries for the period from September 30, 2000 to and including December 31, 2003

(the "Projections"). The Projections (and the supporting assumptions and explanations thereto) shall be in form and substance satisfactory to the Majority SMA.

                  J. Subsidiary Guaranty. Reynolds Tobacco shall have duly authorized, executed and delivered an amended and restated Subsidiary Guaranty substantially in the form of Exhibit D hereto (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                  K. Intercompany Subordination Agreement. Each of Reynolds Tobacco, Acquisition Corp., FSH, GMB and R.J. Reynolds Tobacco Co. shall have duly authorized, executed and delivered an amended and restated Subordination Agreement substantially in the form of Exhibit G hereto (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, the "Intercompany Subordination Agreement"), and the Intercompany Subordination Agreement shall be in full force and effect.

                  L. Fees, etc. On the Restatement Effective Date, the Borrower shall have paid to each Senior Managing Agent and each Lender all costs, fees and expenses payable to the Senior Managing Agents or the Lenders, to the extent then due.

                  5.02 Conditions Precedent to All Credit Events. The obligation of each Lender to make any Loans (other than pursuant to a Mandatory Borrowing) and the obligation of each Letter of Credit Issuer to issue or extend Letters of Credit, is subject, at the time of the making of each such Loan and/or the issuance or extension of each such Letter of Credit, to the satisfaction of the following conditions at such time:

                  A. No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in
Section 5.01, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be satisfactory in form and substance to each Senior Managing Agent.

                  SECTION 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to and agreements with the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (with (x) all such representations, warranties and agreements being first made on the Restatement Effective

Date and (y) occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date hereof and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date):

                  6.01 Status. Each of the Borrower and each of its Material Subsidiaries (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a material adverse effect on the operations, business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  6.02 Power and Authority. Each Credit Party has the corporate or other power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms.

                  6.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  6.04 Litigation. Except as set forth on Annex IV, there are no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries that are reasonably likely to have (x) a material adverse effect on the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party or (y) a Material Adverse Effect.

                  6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized by the Borrower for general corporate purposes of the Borrower and/or its Subsidiaries (including, without limitation, payment of fees and expenses in connection with the

Transaction, the refinancing of Indebtedness, the backing up of commercial paper issued by the Borrower and Permitted Litigation Bonding).

                  (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. At the time of each Credit Event, not more than 25% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis subject to the restrictions contained in Sections 8.02 and 8.03 will constitute Margin Stock. Notwithstanding the foregoing provisions of this Section 6.05, no proceeds of any Loan will be utilized to purchase any Margin Stock in a transaction, or as part of a series of transactions, the result of which is the ownership by the Borrower and/or its Subsidiaries of 5% or more of the capital stock of a corporation unless the Board of Directors of such corporation has approved such transaction prior to any public announcement of the purchase, or the intent to purchase, any such Margin Stock.

                  6.06 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.08 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Credit Parties or any of their Subsidiaries in writing to any Senior Managing Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Persons in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  6.09 Financial Condition; Financial Statements. The consolidated balance sheets of the Borrower and its Subsidiaries, at December 31, 1997, at December 31, 1998 and at December 31, 1999 and the related consolidated statements of income and cash flows (and retained earnings) for the fiscal years ended as of said dates, which statements have been examined by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereof, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial position of the Borrower at the dates of said statements and the results of operations for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements. Since December 31, 1999, nothing has occurred which has had a Material Adverse Effect.

                  6.10 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  6.11 Compliance with ERISA. Except to the extent that all events described in the following clauses of this sentence and then in existence would not, in the aggregate, be likely to have a Material Adverse Effect, each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to any Plan; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither the Borrower, any Subsidiary nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of
the Code; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code. With respect to Plans that are multi-employer plans (within the meaning of Section 3(37) of ERISA) and Plans which are not currently maintained or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate, the representations and warranties in this Section are made to the best knowledge of the Borrower.

                  6.12 Subsidiaries. Annex V hereto lists each Material Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Restatement Effective Date. All ownership percentages referred to in Annex V are calculated without regard to directors' or nominees' qualifying shares.

                  6.13 Patents, etc. The Borrower and each of its Subsidiaries have obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

                  6.14 Pollution and Other Regulations. The Borrower and each of its Subsidiaries are in material compliance with all material laws and regulations relating to pollution and environmental control, equal employment opportunity and employee safety in all domestic jurisdictions in which the Borrower and each of its Subsidiaries is presently doing business, and the Borrower will comply and cause each of its Subsidiaries to comply with all such laws and regulations which may be imposed in the future in jurisdictions in which the Borrower or such Subsidiary may then be doing business other than in each case those the non-compliance with which would not have a material adverse effect on the business, assets, properties or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  6.15 Properties. The Borrower and each of its Subsidiaries have good title to all properties that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, free and clear of all Liens, other than as permitted by this Agreement.

                  SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  7.01 Information Covenants. The Borrower will furnish to each
Lender:

                  (a) Annual Financial Statements. Within 100 days after the close of each fiscal year of the Borrower, to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Ks filed by the Borrower with the SEC for such fiscal year, or, if no such Form 10-K was so filed by the Borrower for such fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and of cash flows for such fiscal year, setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 55 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Qs filed by the Borrower with the SEC for each such quarterly period, or, if no such Form 10-Q was so filed by the Borrower with respect to any such quarterly period, the consolidated condensed balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated condensed statements of income for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated condensed statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated condensed balance sheet, for the last day of the prior fiscal year, all of which shall be certified by the Chief Financial Officer, Controller, Chief Accounting Officer or other Authorized Officer of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(a) and (b), a certificate of the Chief Financial Officer, Controller, Chief Accounting Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03(b), 8.03(g), 8.03(h), 8.04(j), 8.04(l), 8.05, 8.07, and 8.08 as at the end of such fiscal period or year, as the case may be.

                  (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any senior financial or legal officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) any litigation or governmental proceeding pending against or affecting the Borrower or any of its Subsidiaries which is likely to have a material adverse effect on the business, properties, assets, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

                  (e) Credit Rating Changes. Promptly after any senior financial or legal officer of the Borrower obtains knowledge thereof, notice of any change in the Applicable Credit Rating assigned by either Rating Agency.

                  (f) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders), exhibits to any registration statement, any registration statements on Form S-8 and Forms 3, 4 and 5 and any annual report on Form 11-K) and copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to analysts or the holders of any publicly issued debt of the Borrower and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as any Senior Managing Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

                  7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the Chief Financial Officer, Controller or any other Authorized Officer of the Borrower, officers and designated representatives of any Senior Managing Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as any Senior Managing Agent or the Required Lenders may desire.

                  7.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

                  7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                  7.05 Consolidated Corporate Franchises. The Borrower will do, and will cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority; provided, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

                  7.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not have a material adverse effect on the business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole or on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

                  7.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any Subsidiary knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the Chief Financial Officer, Treasurer or Controller of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof), that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan which has an Unfunded Current Liability has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code, that proceedings may be or have been instituted to terminate a Plan which has an Unfunded Current Liability, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Borrower, any Subsidiary or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Upon request of a Lender, the Borrower will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any notices received by the Borrower or any Subsidiary shall be delivered to the Lenders no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants (other than notices relating to an individual participant's benefits) or received by the Borrower or such Subsidiary.

                  7.08 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

                  7.09 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year, (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year and (iii) each of the Subsidiaries to maintain the accounting periods maintained by such Subsidiary on the Original Effective Date, consistent with the past practice and procedures of each such Subsidiary; provided that any of the foregoing fiscal or reporting periods may be changed if (x) the Borrower gives the Lenders 30 days' prior written notice of such proposed change and (y) prior to effecting such change the Borrower and the Majority SMA shall have agreed upon adjustments, if any, to Sections 3.03(b), 8.05, 8.07 and 8.08 (and the definitions used therein) the sole purpose of which shall be to give effect to the proposed change in fiscal or accounting periods (it being understood and agreed that to the extent that the Borrower and the Majority SMA cannot agree on appropriate adjustments to such Sections (or that no adjustments are necessary), the proposed change may not be effected).

                  7.10 Competitive Bid Loan Outstandings. On the date of the delivery by the Borrower of any Notice of Borrowing, Notice of Competitive Bid Borrowing or Letter of Credit Request at any time when the Borrower shall have knowledge that a mandatory prepayment is required pursuant to Section 4.02(A) of this Agreement and, in any event, on the last Business Day of each fiscal quarter of the Borrower, the Borrower will furnish to the Administrative Agent a statement setting forth the aggregate outstanding principal amount of Competitive Bid Loans at such time.

                  7.11 Subsidiary Guaranty; Collateral. (a) No later than 15 days after the date on which a Guaranty Event occurs, each Material Subsidiary not then a Subsidiary Guarantor shall (i) authorize the execution of, and execute and deliver to the Administrative Agent on behalf of the Lenders, a Subsidiary Guaranty and (ii) cause to be delivered such opinions of counsel as are reasonably requested by, and are reasonably satisfactory to, the Senior Managing Agents in respect of such Subsidiary Guaranty.

                  (b) No later than 15 days after the date on which a Trigger Event occurs each Credit Party (including any Person required by Section 7.11(a) to become a Credit Party at such time) shall (i) authorize, execute and deliver to the Collateral Agent on behalf of the Secured Creditors pledge agreements, security agreements and/or mortgages that are reasonably acceptable in form and substance to the Senior Managing Agents (the "Security Documents") which create in favor of the Collateral Agent on behalf of the Secured Creditors a pledge of and/or a lien on substantially all of its assets with such exceptions as are reasonably satisfactory to the Senior Managing Agents (the "Collateral") with such priority as is provided for in the representations contained in the respective Security Documents, provided that Reynolds Tobacco shall not be required to grant a leasehold mortgage in the leasehold interest and rights of Reynolds Tobacco in and to property located at the Zachary Smith Reynolds Airport, under a certain lease agreement with the Airport Commission of Forsyth County, dated January 1, 1980, recorded in Book 1298, Page 1365, Forsyth County Registry, and assigned and transferred to Reynolds Tobacco by its former parent company pursuant to an Assignment of Lease, dated April 27, 1989, to the extent the grant of a leasehold mortgage in such leasehold is prohibited by the terms thereof, (ii) deliver in pledge thereunder all securities, notes and stock powers required to be delivered by the terms of the respective Security Documents, (iii) execute and cause to be filed such financing statements and mortgages as are required to perfect the pledges and Liens created under the Security Documents and to obtain the priority of such perfection required by the respective Security Documents and (iv) cause to be delivered such opinions of counsel as are reasonably requested by, and as are reasonably satisfactory to, the Senior Managing Agents with respect to the Security Documents and the pledges and Liens created thereunder. Notwithstanding the foregoing, all Collateral shall be automatically released (subject to reinstatement upon the occurrence of a new Trigger Event) if at any time subsequent to the Credit Parties providing the Collateral in compliance with the preceding sentence the Applicable Credit Rating issued by each Rating Agency shall, giving effect to such release and subject to the completion of such release, if applicable, each be the Minimum Investment Grade Rating or higher.

                  SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until the Commitments and each Letter of Credit have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

                  8.01 Changes in Business. Except as otherwise permitted by
Section 8.02, the Borrower and its Subsidiaries, taken as a whole, will not substantively alter the character of their business from that conducted by the Borrower and its Subsidiaries taken as a whole at the Original Execution Date.

                  8.02 Consolidation, Merger, Sale of Assets, etc. (a) The Borrower will not, and will not permit any Subsidiary Guarantor and (whether or not a Subsidiary Guarantor) any Specified Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any substantial part of its property or assets (other than inventory and equipment to the extent sold or disposed of in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (i) any other Subsidiary (including any of the Specified Subsidiaries) may merge with, or liquidate into, Reynolds Tobacco, with Reynolds Tobacco being the survivor thereof, or transfer all or any of their business, properties and assets to Reynolds Tobacco;

                  (ii) any of FSH and GMB may merge or consolidate with each other and all of the capital stock of FSH may be transferred to GMB;

                  (iii) after the NGH Acquisition is consummated, Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) may merge or consolidate with any Subsidiary, so long as such merger or consolidation is not prohibited by Section 8.02(c); and

                  (iv) the NGH Acquisition may be consummated so long as, (v) immediately prior to the consummation thereof, the NA Divestiture shall have been consummated and NGH shall have received aggregate cash proceeds of approximately $11,700,000,000 therefrom, (w) prior to or concurrently with the consummation thereof, NGH shall have paid all Dividends theretofore declared but unpaid, (x) prior to or concurrently with the consummation thereof, Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) shall have duly authorized, executed and delivered to the Administrative Agent a counterpart of the Subsidiary Guaranty, (y) prior to the consummation thereof, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by a senior financial officer of the Borrower, which (I) shall contain a certification that all of the representations and warranties in Section 6 are true and correct in all material respects, (II) shall contain a representation and warranty that, except for (A) Indebtedness evidenced by the Junior Subordinated Debentures, (B) liabilities arising in connection with tobacco litigation, (C) NGH's obligation to cash out holders of restricted stock of NGH and options to purchase common stock of NGH for aggregate cash consideration not to exceed $475,000,000 (which obligation shall be satisfied as soon as reasonably practicable after the consummation of the NGH Acquisition), (D) liabilities arising under non-qualified pension and retiree medical plans of former employees of NGH in an aggregate amount not to exceed $20,000,000 and (E) continuing indemnity obligations of NGH to NHC for taxes which may be owing for tax periods occurring prior to and through and including the Spin-Off arising under that certain Tax Sharing Agreement, dated as of June 14, 1999, among NGH, the Borrower, Reynolds Tobacco and NHC, there shall be (immediately after giving effect to the NGH Acquisition) no liabilities or obligations of NGH of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the operations, business, property, assets or financial condition of NGH, (III) shall contain a representation and warranty that immediately after giving effect to the NGH Acquisition, no Default or Event of Default exists and (IV) shall certify compliance with each of the foregoing conditions to the consummation of the NGH Acquisition and (z) within one week after the consummation thereof, the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by a senior financial officer of the Borrower, which certificate shall certify as to the amount of the cash held by Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) (immediately after giving effect to the NGH Acquisition and the payment by Acquisition Corp. or NGH of all obligations owing by it as described in clause (y)(II)(C) above) (such amount, the "Certified Acquired NGH Cash Amount").

                  (b) The Borrower will not permit any Subsidiary to enter into any transaction of merger or consolidation with, or to sell or otherwise dispose of all or any substantial part of its assets, to the Borrower, provided that Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) may merge or consolidate with, or sell or otherwise dispose of all or any substantial part of its assets, to the Borrower, so long as (i) prior to any such transaction, Acquisition Corp. or NGH, as the case may be, has not theretofore (x) merged or consolidated with any other Subsidiary of the Borrower (other than Acquisition Corp., in the case of NGH) or (y) engaged in any tobacco related business and (ii) in the case of a merger or consolidation of Acquisition Corp. or NGH, as the case may be, with the Borrower, the Borrower is the surviving corporation of such merger or consolidation.

                  (c) The Borrower will not, and will not permit any Subsidiary to, liquidate into, or enter into any transaction of merger or consolidation with, or sell or otherwise dispose of any part of its properties, to any other Subsidiary (including one formed as a result thereof) if (x) any such transaction involves a Subsidiary Guarantor and the survivor of such merger or consolidation or the transferee of such properties or assets is not a Subsidiary Guarantor or (y) if a Guaranty Event has occurred and is continuing, the Person that is the survivor of any such merger or consolidation is a Material Subsidiary and none of the Persons so merging or consolidating were Material Subsidiaries prior thereto, or the Person that is any such transferee is a Material

Subsidiary after giving effect thereto but was not a Material Subsidiary prior thereto unless, in each case, either (I) the Senior Managing Agents have consented to such transaction in writing or (II) the new Material Subsidiary resulting becomes a Subsidiary Guarantor and executes (x) a counterpart of the Subsidiary Guaranty and (y) if the Security Documents are in effect at such time, such Security Documents as the Majority SMA shall reasonably request, with, in the case of this clause (y) such actions having been taken to perfect the pledge of, and Liens on, the stock and substantially all of the assets of such new Subsidiary as would have been taken if such new Subsidiary had been a Subsidiary at the time of the last Trigger Event, all to the reasonable satisfaction of the Majority SMA, provided that Reynolds Tobacco may transfer, contribute as a capital contribution or otherwise dispose of properties located at 1502 State Road, Merry Hill, North Carolina and comprising its AVOCA division to a newly-formed Subsidiary of Reynolds Tobacco, so long as (i) no Default or Event of Default is then in existence and (ii) the fair market value of the assets so transferred (determined in good faith by management of the Borrower) does not exceed $40,000,000 (the "AVOCA Asset Transfer").

                  8.03 Liens. The Borrower will not, and will not permit any Subsidiary to, (x) create, incur, assume or suffer to exist any Lien in respect of Indebtedness upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired or (y) assign any right to receive income as security for the payment of Indebtedness, except:

                  (a) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, securing obligations under Commodities Agreements;

                  (b) Liens securing reimbursement obligations of the Borrower and its Subsidiaries with respect to (x) trade letters of credit incurred in the ordinary course of business, which are to be repaid in full not more than one year after the date originally incurred to finance the purchase of goods by the Borrower or any of its Subsidiaries, provided that such Liens shall attach only to documents or other property relating to such letters of credit and the products and proceeds thereof and (y) letters of credit incurred in the ordinary course of business in connection with payments of foreign excise taxes in respect of tobacco sales, provided that (i) no such letter of credit shall have an expiry date later than six months after the date of issuance thereof and (ii) such Liens are granted in the ordinary course of business;

                  (c) Liens (x) arising pursuant to purchase money mortgages securing Indebtedness (and any extensions, renewals or refinancings of such Indebtedness to the extent not increasing the outstanding principal amount thereof) representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of assets acquired after the Original Effective Date, provided that (i) any such Liens attach only to the assets so purchased and (ii) the Indebtedness (including any such permitted extensions, renewals or refinancings) secured by any such Lien does not exceed 100%, nor is less than 70%, of the purchase price of the property being purchased and (y) existing on specific tangible assets at the time acquired by the Borrower or any of its Subsidiaries or on assets of a Person at the time such Person first becomes a Subsidiary

         (together with Liens securing any extensions, renewals or refinancings of the Indebtedness secured thereby to the extent not increasing the outstanding principal amount thereof), provided that (i) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower and/or its Subsidiaries, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to a specific tangible asset of such Person and not assets of such Person generally and (iii) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the asset to which such Lien attaches, determined at the time of the acquisition of such asset or at the time such Person first becomes a Subsidiary, as the case may be;

                  (d) Liens created pursuant to the Security Documents and the Escrow;

                  (e) Liens resulting from the Borrower or Reynolds Tobacco cash collateralizing supersedeas and other appeal bonds, or providing cash collateral directly to courts to satisfy such courts' requirements for a stay to appeal verdicts, orders and/or judgments, in each case to the extent utilizing Permanent Surplus Cash;

                  (f) Existing Liens (and any extensions or renewals of such Liens (to the extent included in the definition of Existing Liens) to the extent such Liens do not attach to any additional properties and the Indebtedness secured thereby is not increased);

                  (g) Liens not otherwise permitted by the foregoing clauses (a) through (f) above or succeeding clauses (h) through (j) securing any Indebtedness of the Borrower and/or its Subsidiaries, provided that the aggregate principal amount of Indebtedness on a consolidated basis secured by Liens permitted by this clause (g) shall not exceed $100,000,000 at any time;

                  (h) Liens resulting from the Borrower directly cash collateralizing PBGC Obligations and/or cash collateralizing bonds in support of PBGC Obligations, provided that the sum of (i) the aggregate amount of cash that collateralizes PBGC Obligations and/or bonds in support of such PBGC Obligations plus (ii) the aggregate stated amounts of bonds and letters of credit (including Letters of Credit) issued in support of PBGC Obligations (but excluding any portion of the stated amounts of such bonds or letters of credit that are cash collateralized and thus included pursuant to preceding clause (i)) does not exceed $150,000,000;

                  (i) Liens encumbering the deposits of cash and/or cash equivalents referred to in Section 8.04(m); and

                  (j) Liens encumbering Borrower Common Stock repurchased in accordance with the requirements of Section 8.05(ii) or (iii), to the extent that such Liens (x) are created for the sole purpose of securing obligations of the Borrower to the agent brokering any such repurchase incurred in connection with such repurchase and (y) terminate upon the payment of such obligations.

                  8.04 Indebtedness. The Borrower will not permit any Subsidiary to contract create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Subsidiary Guarantors under the Subsidiary Guaranty;

                  (b) (i) Indebtedness owing by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor and (ii) Indebtedness of any Subsidiary (other than a Specified Subsidiary) (x) consisting of Contingent Obligations in respect of, or (y) constituting reimbursement obligations under letters of credit issued in support of, obligations (other than Contingent Obligations) of any Subsidiary of the Borrower to the extent such other obligations are permitted by this Agreement (but excluding any Contingent Obligations in respect of, or reimbursement obligations relating to, Independent Litigation Bonds);

                  (c) Obligations under letters of credit described in Section 8.03(b);

                  (d) Indebtedness of Reynolds Tobacco (x) under any guaranty of Permitted Currency Agreements and/or (y) constituting reimbursement obligations in respect of Independent Litigation Bonds;

                  (e) Obligations of any Subsidiary (other than any Specified Subsidiary) under letters of credit incurred in the ordinary course of business in connection with the purchase of tobacco or other products or goods for use in the day-to-day operations of the Borrower and its Subsidiaries consistent with the Borrower's past practices or then current industry practices;

                  (f) Indebtedness secured, in whole or in part, by Liens permitted by Section 8.03(e);

                  (g) Existing Debt (and any extensions, renewals or refinancings of such Indebtedness to the extent not increasing the outstanding principal amount thereof);

                  (h) Indebtedness of Subsidiary Guarantors as guarantors of (x) the Borrower's obligations in respect of any Specified Debt (other than the Stub Notes) and/or any Supported CP and (y) Reynolds Tobacco's obligations in respect of Independent Litigation Bonds;

                  (i) Indebtedness of (I) Reynolds Tobacco (x) owing to R.J. Reynolds Tobacco Co., a Delaware corporation, on the Original Effective Date, together with any accrued or capitalized interest in respect thereof, (y) owing from time to time to FHS and (z) owing from time to time to other Subsidiaries of Reynolds Tobacco to the extent arising in the normal course of business in connection with their cash management systems, (II) after the consummation of the NGH Acquisition, Reynolds Tobacco owing from time to time to Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) and (III) after the consummation of the NGH Acquisition, Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) owing from time to time to FHS, in the case of clauses (I) and (III) above to the extent such Indebtedness is subordinated to the obligations of Reynolds Tobacco,

         Acquisition Corp. or NGH, as the case may be, under the Subsidiary Guaranty pursuant to, and in accordance with the terms of, the Intercompany Subordination Agreement;

                  (j) Indebtedness of any Subsidiary (other than any Specified Subsidiary) in any manner guaranteeing or intended to guarantee, whether directly or indirectly, any leases, dividends or other monetary obligations of any Person in which such Subsidiary has an ownership interest, provided that the aggregate maximum stated or determinable amount (or, if not stated or determinable, the maximum reasonably anticipated liability in respect of such Indebtedness as determined in good faith by such Subsidiary) of all Indebtedness permitted pursuant to this clause (j) shall not exceed at any time an amount in excess of $50,000,000;

                  (k) Indebtedness of (i) Subsidiaries of the Borrower (other than Reynolds Tobacco, Acquisition Corp. and NGH) owing to Reynolds Tobacco to the extent incurred in the ordinary course of business consistent with past practices, (ii) Subsidiaries of the Borrower (other than Acquisition Corp., NGH and Reynolds Tobacco) owing to Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition) to the extent incurred in the ordinary course of business or for tax planning purposes, (iii) Subsidiaries that are not Subsidiary Guarantors or Specified Subsidiaries to other Subsidiaries that are not Subsidiary Guarantors or Specified Subsidiaries, and (iv) GMB to FSH and/or FSH to GMB;

                  (l) Indebtedness of Subsidiaries (other than the Specified Subsidiaries) not otherwise permitted by the foregoing clauses (a) through (k) and succeeding clause (m), provided that the aggregate outstanding principal amount of Indebtedness on a consolidated basis incurred pursuant to this clause (l) shall not exceed $100,000,000 at any time; and

                  (m) after the consummation of the NGH Acquisition, Indebtedness evidenced by the Junior Subordinated Debentures, so long as (i) the aggregate principal amount thereof at any time outstanding does not exceed $101,000,000 (less the amount of any repayments of principal thereof after the Restatement Effective Date) and (ii) concurrently with the consummation of the NGH Acquisition, the Junior Subordinated Debentures shall have been economically defeased by way of a deposit and pledge of cash and/or cash equivalents with the trustee under the Debenture Indenture in accordance with the requirements of
         Section 10.1(C)(a) of the Debenture Indenture.

                  8.05 Limitation on Dividends. The Borrower will not, declare or pay any dividends (other than dividends payable solely in its capital stock) or make, declare or otherwise authorize any return of capital to its shareholders or make, declare or otherwise authorize any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares but not including any convertible debt), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by the Borrower with respect to its capital stock) (all of the foregoing made, declared or authorized after the Original Effective Date, "Dividends"), provided that so long as no Event of Default then exists in the case of clauses (i), (ii), (iii), (v) and (vi):

                 (i) the Borrower may issue shares of Borrower Common Stock upon the exercise of any warrants or options or upon the conversion or redemption of any convertible or redeemable preferred or preference stock, and in connection with any such exercise, conversion or redemption the Borrower may pay cash in lieu of issuing fractional shares of Borrower Common Stock;

                (ii) the Borrower may repurchase Borrower Common Stock (and/or options or warrants in respect thereof) pursuant to, and in accordance with the terms of, management and/or employee stock plans, provided that the aggregate amount of cash paid in respect of all such repurchases in any calendar year pursuant to this clause (ii) does not exceed $15,000,000;

               (iii) the Borrower may declare and pay, or otherwise pay or make, any other Dividend, provided that, at the time it is, in the case of a Non-Declared Dividend, paid or made and, in the case of any other Dividend, declared or otherwise authorized, the aggregate amount of such Dividend, when added to all Non-Declared Dividends theretofore paid or made and any other Dividends theretofore declared or otherwise authorized (or paid) pursuant to this Section 8.05(iii), after the Original Effective Date shall not exceed an amount equal to the sum of
         (x) $500,000,000 plus (y) 50% of Cumulative Adjusted Cash Net Income plus (z) the aggregate cash proceeds (net of underwriting discounts and commissions) received by the Borrower after the Original Effective Date from issuances of its equity securities (provided that the aggregate amount of such aggregate net cash proceeds received in any twelve-month period shall be deemed not to exceed $250,000,000 for purposes of this
         Section 8.05(iii)), in each case determined at, in the case of a Non-Declared Dividend, the date paid or made and, in the case of any other Dividend, the date declared or otherwise authorized, provided that such Dividend (other than a Dividend that is a Non-Declared Dividend) is paid within 90 days of the making of such declaration or other authorization, provided that Dividends may only be paid or made by the Borrower under this clause (iii) if at the time of, in the case of a Non-Declared Dividend, the date paid or made and, in the case of any other Dividend, the date declared or otherwise authorized, the excess of (i) the sum of the Total Unutilized Commitment and Permanent Surplus Cash, in each case at such time, over (ii) the sum of (A) the amount of, in the case of a Non-Declared Dividend, the aggregate amount of such Non-Declared Dividend plus any other Dividends theretofore declared or otherwise authorized but then unpaid and, in the case of any other Dividend, the amount thereof so declared or otherwise authorized and (B) the outstanding principal or face amount of Supported CP at such time, shall equal at least $225,000,000;

                (iv) the Borrower may issue and exchange shares of any class or series of its common stock now or hereafter outstanding for shares of any other class or series of its common stock now or hereafter outstanding;

                 (v) the Borrower may, in connection with any reclassification of its common stock and any exchange permitted by clause (iv) above, pay cash in lieu of issuing fractional shares of any class or series of its common stock; and

                (vi) after the consummation of the NGH Acquisition (and so long as the Borrower has theretofore delivered to the Administrative Agent the officer's certificate required to be delivered pursuant to clause
         (z) of Section 8.02(a)(iv)), the Borrower may pay or make Dividends with the proceeds of any cash dividends or distribution received by it from Acquisition Corp. or NGH (as the surviving corporation of the merger pursuant to the NGH Acquisition), provided that the aggregate amount of Dividends paid or made by the Borrower pursuant to this clause (vi) does not exceed the Certified Acquired NGH Cash Amount.

                  8.06 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate (other than any Wholly-Owned Subsidiary of the Borrower) other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the foregoing restrictions shall not apply to: (i) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries; (ii) the Distribution Agreement; and (iii) the Transaction.

                  8.07 Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth to be less than $6,800,000,000 at any time.

                  8.08 Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (i) Adjusted Operating Income to (ii) Consolidated Fixed Charges for any Test Period to be less than 1.10 to 1.00.

                  8.09 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or acquire any stock of, or any other ownership or equity interest in, or make any capital contribution to, any other Person except pursuant to an acquisition wherein the merger or consolidation, and/or the consideration paid by the Borrower and/or its Subsidiaries in connection with such acquisition, is permitted by Section 8.02, provided that any such acquisition of the stock or interests in a Person that has theretofore been conducting a business or that theretofore has owned assets and that was not theretofore a Subsidiary must constitute a Permitted Investment, provided further that to the extent the AVOCA Asset Transfer takes the form of a capital contribution to a newly-formed Subsidiary of Reynolds Tobacco, the AVOCA Asset Transfer shall be permitted to the extent consummated in accordance with the requirements of the proviso to Section 8.02(c)..

                  8.10 No Negative Pledge. The Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement or arrangement that prohibits or restricts (including by requiring ratable sharing of Liens) the Borrower or any Subsidiary Guarantor from entering into the Security Documents and/or granting any Lien in favor of the Collateral Agent for the benefit of the Secured Creditors other than (i) any ratable sharing of Liens provisions governing any of the New Senior Notes to the extent such provisions shall be satisfied by the entering into of the Security Documents and the granting of Liens thereunder in favor of the Collateral Agent for the benefit of the Secured Creditors and (ii) any prohibition created in connection with any Lien permitted by Section 8.03 to the extent applicable only to the property subject to such Lien.

                  8.11 Prepayments of Indebtedness. The Borrower will not make any voluntary or optional prepayment on or voluntary or optional redemption, repurchase or acquisition for value of, any Qualified Stub Notes or New Senior Notes if after giving effect thereto the aggregate outstanding principal amount of Qualified Stub Notes and New Senior Notes would be less than $1,000,000,000.

                  SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or any other amounts owing hereunder or under any other Credit Document; or

                  9.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.10, 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the Borrower by any Senior Managing Agent or the Required Lenders; or

                  9.04 Default Under Other Agreements. The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $75,000,000 individually or $150,000,000 in the aggregate, for the Borrower and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or
(b) any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

                  9.05 Bankruptcy, etc. The Borrower or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 10 days after service of notice of such case on the Borrower or such Material Subsidiary, or is not dismissed within 60 days after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. (a) A single-employer plan (as defined in Section 4001 of ERISA) maintained or contributed to by any Credit Party or any of its Subsidiaries or any ERISA Affiliate shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA,
(c) any Plan shall have an Unfunded Current Liability, (d) the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under
Section 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA, (e) the Borrower or
any Subsidiary has incurred after the Original Effective Date liabilities (after giving effect to any reserves applicable thereto and maintained on the Original Effective Date) pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) (except in each case solely as a result of a change in estimate or adjustment of liabilities existing on the Original Effective Date upon the adoption or implementation of Financial Accounting Statement 106), or (f) the Borrower or any Subsidiary or any ERISA Affiliate has incurred a liability under Section 409, 502(i) or 502(l) of ERISA or Section 4971 or 4975 of the Code; and there shall result from any such event or events described in the preceding clauses of this Section 9.06 the imposition of a Lien upon the assets of the Borrower or any Subsidiary, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability would have a material adverse effect upon the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole; or

                  9.07 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect or any Subsidiary Guarantor or any Person acting by or on behalf thereof shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty and such default, if a default of the covenant therein not to violate the provisions of Section 7 hereof, shall continue unremedied for a period of at least 30 days after written notice to the Borrower from the Administrative Agent; or

                  9.08 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving a liability of $75,000,000 or more in the case of any one such judgment or decree and $150,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Material Subsidiaries (to the extent not paid or fully covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.09 Security Documents. At any time the Security Documents are required to be in effect pursuant to Section 7.11, (a) any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens or any of the material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default (other than a default arising from the failure to deliver collateral) shall continue unremedied for a period of at least 30 days after written notice to the Borrower by the Collateral Agent;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Senior Managing Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment and Swingline Commitment, if any, of each Lender shall forthwith terminate immediately and any Facility Fee theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Administrative Agent's Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations for Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding; and/or (v) direct the Collateral Agent to enforce any or all of the Security Documents then in effect.

                  Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to the preceding paragraph, the Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 12.12, then Non-Defaulting Lenders holding at least 66-2/3% of the Adjusted Total Commitment (which Lenders shall include in any event the Majority SMA), by written notice to the Borrower, may at their option rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind the Lenders to a decision which may be made at the election of the aforesaid percentage of the Lenders and are not intended to benefit the Borrower and do not grant the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                  SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

                  "Acquisition Corp." shall mean RJR Acquisition Corp., a Delaware corporation and shall include the surviving company of the merger of NGH and Acquisition Corp. pursuant to the NGH Acquisition.

                  "Adjusted Operating Income" shall mean for any period (x) the consolidated operating income of the Borrower and its Subsidiaries for such period plus (y) the sum of the consolidated depreciation expense and consolidated amortization expense of the Borrower and its Subsidiaries for such period, all as determined in accordance with GAAP, it being understood that the determination of the amount specified in clauses (x) and (y) shall be made on a consistent basis with the methodology utilized by the Borrower to determine such amount on the Original Effective Date, provided that (i) for the purposes of
Section 8.08 only, for any Test Period during which Consolidated Fixed Charges includes cash taxes paid as a result of any extraordinary sale of assets, Adjusted Operating Income shall include a portion of the gross cash proceeds received by the Borrower and its Subsidiaries as a result of such extraordinary sale of assets equal to the percentage of such gross cash proceeds determined by dividing the cash taxes paid during such Test Period as a result of such sale by the aggregate cash taxes payable as a result of such sale, (ii) for the purposes only of Section 8.08 (to the extent such acquisition resulted in Consolidated

Capital Expenditures) for any Test Period during which any acquisition of any Person or business occurs, Adjusted Operating Income shall give pro forma effect to such acquisition as if it occurred on the first day of such Test Period, and
(iii) for all purposes, Adjusted Operating Income shall be adjusted by subtracting therefrom the amount of all payments made by the Borrower and its Subsidiaries during any Test Period pursuant to any settlement with respect to tobacco liability which otherwise did not reduce Adjusted Operating Income for such period or prior periods.

                  "Adjusted Percentage" shall mean (x) at a time when no Lender Default exists, for each Lender such Lender's Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Commitment at such time by the Adjusted Total Commitment at such time, it being understood that all references herein to Commitments at a time when the Total Commitment has been terminated shall be references to the Commitments in effect immediately prior to such termination, provided that (A) no Lender's Adjusted Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Loans at such time pursuant to Section 4.02(A) or otherwise, the sum of (i) the aggregate outstanding principal amount of Loans plus (ii) the Letter of Credit Outstandings exceeds the Adjusted Total Commitment, (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Loans plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment and (C) if (i) a Non-Defaulting Lender's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Loans that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any Bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Commitment at such time.

                  "Adjusted Total Commitment" shall mean at any time the Total Commitment less the aggregate Commitments of all Defaulting Lenders.

                  "Administrative Agent" shall mean Chase, provided that if Chase shall cease to constitute a Senior Managing Agent hereunder, the remaining Senior Managing Agents shall have the option to appoint one of such remaining Senior Managing Agents as the Administrative Agent.

                  "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office in New York City as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Outstandings" shall have the meaning provided in
Section 4.02(A).

                  "Agreement" shall mean the Original Credit Agreement as amended and restated pursuant to this Amended and Restated Credit Agreement, as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time.

                  "Applicable Credit Rating" shall mean the highest rating level (a rating level being, e.g., each of BBB-, BBB and BBB+, in the case of S&P) assigned by each Rating Agency to any of the Long Term Debt Issues of the Borrower.

                  "Applicable Eurodollar Margin" shall mean, in respect of each Interest Period commencing during a period set forth below, the percentage set forth below opposite such period below:

                                                              Applicable
                  Period                                      Eurodollar Margin
                  ------                                      -----------------
                  Level II NIG Period                         1.500%
                  Level I NIG Period                          1.500%
                  Minimum Investment Grade Period             1.500%
                  Increased Investment Grade Period           1.375%
                  Maximum Investment Grade Period             1.250%

                  "Applicable Facility Fee Percentage" shall mean, at any time during a period set forth below, the percentage set forth opposite such period below:

                                                               Applicable
                  Period                                       Fee Percentage
                  ------                                       --------------

                  Level II NIG Period                          1.500%

                  Level I NIG Period                           1.250%

                  Minimum Investment Grade Period              1.000%

                  Increased Investment Grade Period             .875%

                  Maximum Investment Grade Period               .750%

                  "Applicable Reference Rate Margin" shall mean, at any time during a period set forth below, the percentage set forth opposite such period below:

                                                               Applicable
                                                               Reference
                  Period                                       Rate Margin
                  ------                                       -----------

                  Level II NIG Period                          .500%
                  Level I NIG Period                           .500%
                  Minimum Investment Grade Period              .500%
                  Increased Investment Grade Period            .375%
                  Maximum Investment Grade Period              .250%

                  "Approved Alternate Currency" shall mean Euros, Deutsche Marks and Swiss Francs.

                  "Assignment Agreement" shall have the meaning provided in
Section 12.04(b)(A).

                  "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Senior Managing Agents by the Borrower, in each case to the extent acceptable to the Majority SMA.

                  "AVOCA Asset Transfer" shall have the meaning provided in
Section 8.02(c).

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Barclays" shall mean Barclays Bank PLC and any successor corporation thereto by merger, consolidation or otherwise.

                  "Base Rate" shall mean, for any day, the publicly announced prime rate on such date of Chase.

                  "Bidder" shall mean each Lender that has notified in writing (and has not withdrawn such notice) the Administrative Agent that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

                  "Borrower" shall mean R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation.

                  "Borrower Common Stock" shall mean the common stock of the Borrower.

                  "Borrowing" shall mean and include (i) the incurrence of Swingline Loans from the Swingline Lenders on a pro rata basis on a given date,
(ii) the incurrence of one Type of Loan by the Borrower from all of the Lenders on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Reference Rate Loans incurred pursuant to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans and (iii) a Competitive Bid Borrowing.

                  "BTCo" shall mean Bankers Trust Company and any successor corporation thereto by merger, consolidation or otherwise.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Certified Acquired NGH Cash Amount" shall have the meaning provided in Section 8.02(iv).

                  "Change of Control" shall mean and include (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; and/or (b) any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act) of 30% or more, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock.

                  "Chase" shall mean The Chase Manhattan Bank and any successor corporation thereto by merger, consolidation or otherwise.

                  "Citibank" shall mean Citibank, N.A. and any successor corporation thereto by merger, consolidation or otherwise.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall have the meaning provided in Section
7.11(b).

                  "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent under the Security Documents.

                  "Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto, as the same may be reduced from time to time pursuant to Section 3.02, 3.03, 9 and/or 12.04(b)(A).

                  "Committed Loans" shall mean Revolving Loans and Swingline Loans.

                  "Commodities Agreement" shall mean any forward contract, futures contract, option contract or similar agreement or arrangement, in each case intended to protect the Persons entering into same from fluctuations in the price of, or shortage of supply of, commodities.

                  "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 1.04 with respect to which the Borrower has requested that the Lenders offer to make Competitive Bid Loans at Absolute Rates.

                  "Competitive Bid Loans" shall have the meaning provided in
Section 1.01(D).

                  "Confidential Information" shall have the meaning provided in
Section 12.15.

                  "Computation Date" shall mean the last Business Day of each month and any other date specified in writing by a Letter of Credit Issuer with respect to an Existing Letter of Credit, or any replacement or renewal thereof.

                  "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in a consolidated balance sheet of the Borrower and its Subsidiaries, provided that (x) except as set forth in clause
(y) below, Consolidated Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person, or through merger or consolidation with any Person but not including any capital contribution that forms or establishes any Subsidiary) whether or not allocable to property, plant and equipment and (y) Consolidated Capital Expenditures shall in any event exclude (A) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (B) the purchase price paid by the Borrower in connection with the NGH Acquisition and (C) the purchase price paid by the Borrower or any of its Subsidiaries in connection with any Investment Equities.

                  "Consolidated Cash Interest Expense" shall mean, for any period, (x) (i) consolidated interest expense of the Borrower and its Subsidiaries, but excluding, however, to the extent included in such consolidated interest expense, (I) non-cash interest expense, (II) amortization of debt issuance cost and (III) following the consummation of the NGH Acquisition, interest expense of NGH payable in respect of the Junior Subordinated Debentures during such period less (ii) consolidated cash interest income of the Borrower and its Subsidiaries, but excluding, however, to the extent included in such consolidated interest income, interest income of NGH receivable in respect of the cash and/or cash equivalents referred to in Section 8.04(m) plus (y) cash dividends paid on all preferred stock of the Borrower and its Subsidiaries during such period, it being understood that the determination of the amounts specified in clauses (x)(i)(I) and (x)(i)(II) shall be made on a consistent basis with the methodology utilized by the Borrower to determine such amounts on the Original Effective Date.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (A) the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) cash taxes paid during such period (other than (x) any such cash taxes paid as result of the International Tobacco Sale (as defined in the Original Credit Agreement) and (y) cash taxes paid to the extent (and only to the extent) that such taxes were due and payable solely as a result of the NGH Acquisition), and (iii) Consolidated Capital Expenditures, all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, it being understood that the determination of the amounts specified in clause (iii) shall be made on a consistent basis with the methodology utilized by the Borrower to determine such amount on the Original Effective Date plus (B) all Dividends paid by the Borrower during such period pursuant to Section 8.05(ii), (iii) or (v).

                  "Consolidated Net Worth" shall mean, as at any date of determination, the stockholders' equity of the Borrower determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries only prepared as of such date (it being understood that determinations of such amounts shall be made on a consistent basis with the methodology utilized by the Borrower to determine such amounts on the Original Effective Date); provided that, notwithstanding the foregoing (and notwithstanding any differing treatment by GAAP of the assets acquired by the Borrower pursuant to the NGH Acquisition), on and after the consummation of the NGH Acquisition, Consolidated Net Worth as otherwise determined above shall be adjusted by adding thereto an amount equal to the remainder of (x) the Certified Acquired NGH Cash Amount less (y) the amount of the increase in the stockholders' equity of the Borrower resulting from the NGH Acquisition as of such date, as determined in accordance with GAAP and as would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared as of such date.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations including reimbursement obligations in respect of litigation bonds (the

"primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the maximum stated or determinable amount of such Contingent Obligation and (y) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Director" shall mean, at any date, an individual
(x) who is a member of the Board of Directors of the Borrower on the date of this Agreement, (y) who, as at such date, has been a member of such Board of Directors for at least the twelve preceding months, or (z) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

                  "Continuing Lender" shall mean, at any time, each Lender which has a Maturity Date which is the Facility Maturity Date.

                  "Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Intercompany Subordination Agreement and, once executed and delivered and in effect, the Security Documents.

                  "Credit Event" shall mean and include the making of a Loan and/or the issuance of a Letter of Credit.

                  "Credit Lyonnais" shall mean Credit Lyonnais New York Branch and any successor corporation thereto by merger, consolidation or otherwise.

                  "Credit Party" shall mean each of the Borrower and each Subsidiary Guarantor.

                  "Credit Rating" shall mean (i) the Applicable Credit Rating assigned by each Rating Agency, if such Applicable Credit Ratings are the same or (ii) if the Applicable Credit Ratings assigned by the Rating Agencies differ, the lower of the Applicable Credit Ratings assigned by the Rating Agencies.

                  "CSFB" shall mean Credit Suisse First Boston and any successor corporation thereto by merger, consolidation or otherwise.

                  "Cumulative Adjusted Cash Net Income" shall mean, at any time for any determination thereof, the sum of (i) consolidated net income of the Borrower and its Subsidiaries, determined in accordance with GAAP, for the period (taken as one accounting period) commencing July 1, 1999 and ending on the last day of the last fiscal quarter of the Borrower then ended plus (ii) all losses from debt retirement deducted in determining such consolidated net income of the Borrower and its Subsidiaries for the period referred to in clause (i) above plus (iii) all cash dividends actually received from NHC during such period to the extent not included in clause (i) above plus (iv) all trademark and goodwill amortization deducted in determining such consolidated net income, reduced by any tax benefit relating thereto included in determining such consolidated net income for such period.

                  "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

                  "Debenture Indenture" shall mean that certain Second Supplemental Indenture, dated as of September 16, 1998, between NGH and The Bank of New York, as trustee, supplemental to that certain Indenture, dated as of September 21, 1995, among NGH and The Bank of New York, as trustee.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default other than an Event of Default under Section 9.08.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Designated Issuers" shall mean Chase, BTCo, Credit Lyonnais, Barclays and CSFB, in each case, so long as such entity remains a Lender hereunder.

                  "Distribution Agreement" shall mean the Distribution Agreement, among RJR Nabisco Holdings Corp., the Borrower and Reynolds Tobacco in the form of the draft delivered to, and found acceptable by, the Original Senior Managing Agents prior to the Original Effective Date, as the same may be changed, modified or amended with the consent of the Senior Managing Agents.

                  "Dividends" shall have the meaning provided in Section 8.05.

                  "Drawing" shall have the meaning provided in Section 2.04(b).

                  "Eligible Transferee" shall mean and include a commercial Lender, financial institution or other "accredited investor" (as defined in SEC Regulation D); provided that Eligible Transferee shall not include any Person (or any Affiliate thereof) who competes with the Borrower and its Subsidiaries in the tobacco business.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Sec-tion references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower, any Subsidiary or any Credit Party would be deemed to be a "single employer" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

                  "Escrow" shall have the meaning provided in the definition of Specified Debt.

                  "Eurodollar Loans" shall mean each Revolving Loan bearing interest at the rates provided in Section 1.09(b).

                  "Eurodollar Rate" shall mean, with respect to each day during each Interest Period for a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum announced by the Administrative Agent as the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York time, two Business Days prior to the beginning of such Interest Period, in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Event of Default" shall have the meaning provided in Section
9.

                  "Existing Debt" shall mean the Indebtedness of the Borrower and its Subsidiaries outstanding on the Original Effective Date and set forth in Annex VII, provided that such Indebtedness shall not exceed $200,000,000 in aggregate outstanding principal amount.

                  "Existing Foreign Currency Debt" shall mean (i) the 5%/10% Dual Coupon/Dual Currency Swiss Franc/U.S. Dollar Bonds due 2001 and (ii) the 6-7/8% Deutsche Mark Bearer Bonds due 2000.

                  "Existing Letter of Credit" shall mean those letters of credit listed on Annex III to this Agreement that were outstanding prior to the Original Effective Date and became Letters of Credit hereunder on the Original Effective Date.

                  "Existing Liens" shall mean the Liens on the assets and properties of the Borrower and its Subsidiaries outstanding on the Original Effective Date and set forth in Annex VI, provided that the Indebtedness secured by all such Liens shall not have exceeded $20,000,000 in aggregate outstanding principal amount.

                  "Expected Total Commitment" shall mean, at any time of determination with respect to any future date, the Adjusted Total Commitment in effect at such time of determination less the aggregate Commitments of all Non-Defaulting Lenders with a Maturity Date prior to such future date.

                  "Extension Date" shall mean May 19, 2002.

                  "Facility Fee" shall have the meaning provided in Section 3.01(a).

                  "Facility Maturity Date" shall mean May 19, 2003, as such date may be extended pursuant to Section 1.14.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "Final Maturity Date" of any Lender, as at any date of determination, shall mean the latest Maturity Date of such Lender at such time.

                  "Final Swingline Maturity Date" shall mean the date which is five Business Days prior to the Facility Maturity Date.

                  "First Maturity Date" of any Lender, as at any date of determination, shall mean the earliest Maturity Date of such Lender at such time.

                  "FSH" shall mean FHS, LLC, a Delaware limited liability company.

                  "Fuji" shall mean The Fuji Bank, Limited and any successor corporation thereto by merger, consolidation or otherwise.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, shall be made pursuant to Section 12.07(a).

                  "GMB" shall mean GMB, Inc., a North Carolina corporation.

                  "Government Acts" shall have the meaning provided in Section 2.06(a).

                  "Granting Lender" shall have the meaning provided in Section 12.04.

                  "Guaranteed L/C Obligations" shall mean the reimbursement obligations of the Borrower in respect of letters of credit (other than Letters of Credit) issued for its account to the extent such reimbursement obligations are guaranteed by Reynolds Tobacco.

                  "Guaranty Event" shall mean that the Applicable Credit Rating issued by at least one Rating Agency is at least one level below the Minimum Investment Grade Rating.

                  "Hedging Agreements" shall mean and include Commodities Agreements, Currency Agreements and Interest Rate Agreements and all other similar hedging arrangements.

                  "Increased Investment Grade Period" shall mean any period during which the Credit Rating at all times is the Increased Investment Grade Rating.

                  "Increased Investment Grade Rating" shall mean the rating assigned by each Rating Agency which is one rating level above the Minimum Investment Grade Rating, it being understood that as of the date of this Agreement the "Increased Investment Grade Rating" of S&P is BBB and the "Increased Investment Grade Rating" of Moody's is Baa2.

                  "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder until reimbursed in full, (iv) the stated amount of all litigation bonds issued for the account of such Person and without duplication of all payments made thereunder until reimbursed in full, (v) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (vi) all Capitalized Lease Obligations of such Person, (vii) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (viii) all obligations of such Person under Hedging Agreements and (ix) all Contingent Obligations of such Person, provided that Indebtedness shall not include (x) trade payables and accrued expenses, in each case arising in the ordinary course of business and
(y) any obligation of the Borrower or any Subsidiary thereof to purchase tobacco and/or other products, services and produce utilized in its business pursuant to agreements entered into in the ordinary course of business on a basis consistent with the Borrower's past practices or then current industry practices; and provided further, that (a) for the purposes of Section 9.04, the amount of Indebtedness represented by any Hedging Agreement shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked to market basis determined no more than one month prior to such time and (b) for the purposes of determining the Indebtedness permitted to be secured by Section 8.03(g) or outstanding under Section 8.04(l), the amount of Indebtedness included in such determination that is attributable to all Hedging Agreements secured or permitted thereunder, as the case may be, shall be the Net Termination Value, if any, of all such Hedging Agreements.

                  "Independent Litigation Bond" shall mean any surety bond, judgment bond or other bond or insurance policy issued for bonding litigation judgments for appeal, other than any such bond or insurance policy that has been fully cash collateralized (to the satisfaction of the Majority SMA) by the Borrower or Reynolds Tobacco or which is supported by Letters of Credit issued hereunder in the full stated amount of such bond or insurance policy.

                  "Intercompany Subordination Agreement" shall have the meaning provided in Section 5.01K.

                  "Interest Period" shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 1.10.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement.

                  "Investment Equities" shall mean and include (x) equity securities (i) of any entity in which the Borrower and its Subsidiaries do not collectively own more than 5% of the outstanding equity securities of such entity, (ii) which are listed and regularly traded on a nationally recognized U.S. stock exchange or market and (iii) which are not restricted as to resale by the Borrower or its Subsidiaries (whether by contract, law or otherwise) and (y) preferred stock of any investment vehicle owned by the Borrower or any of its Subsidiaries, so long as (i) such investment vehicle invests solely in debt securities and (ii) the aggregate amount of cash used to acquire such preferred stock after the Original Effective Date does not exceed $15,000,000.

                  "Junior Subordinated Debentures" shall mean NGH's 9-1/2% Junior Subordinated Debentures due 2047, issued pursuant to the Debenture Indenture.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Lender having notified any Senior Managing Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01(A) or 1.01(C) or under Section 2.03(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

                  "Letter of Credit" shall mean each standby letter of credit issued pursuant to Section 2.01.

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Issuer" shall mean and include (i) each of the Designated Issuers and (ii) each other Lender requested by the Borrower to issue Letters of Credit to the extent consented to by such Lender.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.02.

                  "Level I NIG Period" shall mean any period during which the Credit Rating is at all times the Level I NIG Rating.

                  "Level I NIG Rating" shall mean the rating assigned by each Rating Agency which is one level below the Minimum Investment Grade Rating, it being understood that as of the Restatement Effective Date the "Level I NIG Rating" of S&P is BB+ and the "Level I NIG Rating" of Moody's is Ba1.

                  "Level II NIG Period" shall mean any period during which the Credit Rating is at all times below the Level I NIG Rating.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement (other than customary negative pledge clauses) to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall mean any Competitive Bid Loan, Revolving Loan or Swingline Loan.

                  "Long Term Debt Issues" shall mean, with respect to the Borrower, each issuance of long-term senior debt of the Borrower which ranks on a parity, as to payment and security, with the Loans.

                  "Long-Term Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name under the heading "Long-Term Commitment" in Annex I hereto, as the same may be reduced from time to time pursuant to Section 3.02, 3.03, 9 and/or 12.04(b)(A).

                  "Majority SMA" shall mean, at any time, at least one-half in number of the Senior Managing Agents.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(C).

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean (i) a material adverse effect on the operations, business, property, assets or financial condition of the Borrower and its Subsidiaries taken as a whole and/or (ii) in the case of Section 5.01G and Section 6.04, a material adverse effect on the prospects of the Borrower and its Subsidiaries taken as a whole, provided that (w) neither the existence of the Permitted Obligations described in clause (ix) of the definition thereof nor the issuance of Letters of Credit to support such Permitted Obligations shall constitute a Material Adverse Effect, (x) the existence of any action, suit, proceeding or inquiry or the rendering of any verdict or entry of any order, injunction or judgment thereunder will not have a Material Adverse Effect, or a material adverse effect on the rights or remedies of the Lenders or the ability of any Credit Party to perform its obligations to the Lenders hereunder or under any other Credit Documents to which it is party unless such action, suit, proceeding or verdict, order, injunction and/or judgment has also been designated in writing by the Required Lenders as having such a Material Adverse Effect or material adverse effect, as the case may be, (y) the existence of, or the rendering of any verdict or entry of any order, injunction or judgment in, any action, suit, proceeding or inquiry listed on Annex IV will not have a Material Adverse Effect for purposes of Section 5.01G and Section 6.04 and (z) (I) the existence of, or the rendering of, any verdict or entry of any order, injunction or judgment that in each case can be stayed pending appeal (but only for so long as such stay can still be obtained) or that is stayed pending appeal and (II) the posting of a supersedeas or other appeal bond in respect of any verdict, order or judgment shall not, in each case, in and of itself have a Material Adverse Effect for purposes of Section 5.01F or Section 6.09, even if such verdict, order or judgment could be viewed as having a material adverse effect on future litigation prospects, unless such verdict, order or judgment results in an actual material adverse effect on the operations, business, property, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  "Material Subsidiary" shall mean and include Reynolds Tobacco, Acquisition Corp., each of the Specified Subsidiaries and each other Subsidiary (including any Person first becoming a Subsidiary upon consummation of a Permitted Investment) to the extent that (x) the aggregate book value of the assets of such other Subsidiary, determined on a consolidating basis, is equal to or more than $100,000,000 or (y) the net sales of such other Subsidiary during its then most recently ended fiscal year, determined on a consolidating basis, were equal to or more than $75,000,000 provided that such net sales shall be determined on a pro forma basis for the 12 months last ended when determining whether any Person that is the survivor of any merger or consolidation or that is the transferee of any property or assets from other Subsidiaries of the Borrower is a Material Subsidiary.

                  "Maturity Date" of any Lender shall mean (i) in the case of a Non-Extending Lender, with respect to the Commitment of, and outstanding Revolving Loans made by, such Non-Extending Lender, November 18, 2001, (ii) in the case of any Lender other than a Non-Extending Lender, with respect to the Short-Term Commitment of, and related outstanding Revolving Loans made by, each Lender, November 18, 2001 and (iii) in the case of any Lender other than a Non-Extending Lender, with respect to the Long-Term Commitment of, and related outstanding Revolving Loans made by, such Lender, May 19, 2003, as such date may be extended for such Lender pursuant to Section 1.14.

                  "Maximum Investment Grade Period" shall mean any period during which the Credit Rating is at all times above the Increased Investment Grade Rating.

                  "Minimum Borrowing Amount" shall mean (i) with respect to a Borrowing of Revolving Loans, $10,000,000 and (ii) with respect to a Borrowing of Swingline Loans, $5,000,000.

                  "Minimum Investment Grade Period" shall mean any period during which the Credit Rating is at all times the Minimum Investment Grade Rating.

                  "Minimum Investment Grade Rating" shall mean the lowest rating level established as investment grade by each Rating Agency; it being understood that, as of the date of this Agreement, the "Minimum Investment Grade Rating" of S&P is BBB- and the "Minimum Investment Grade Rating" of Moody's is Baa3.

                  "Moody's" shall mean Moody's Investors Service, Inc., or any successor corporation thereto.

                  "NA" shall mean Nabisco Holdings, N.A., a Delaware corporation.

                  "NA Divestiture" shall mean the sale by NGH of all of the capital stock of NA to PM pursuant to, and in accordance with the terms of, the NA Merger Agreement.

                  "NA Merger Agreement" shall mean the Agreement and Plan of Merger dated as of June 25, 2000, among NGH, NA and PM, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Net Termination Value" shall mean at any time, with respect to all Hedging Agreements for which a Net Termination Value is being determined, the excess, if positive, of (i) the aggregate of the unrealized net loss position of the Borrower and/or its Subsidiaries under each of such Hedging Agreements on a marked to market basis determined no more than one month prior to such time less (ii) the aggregate of the unrealized net gain position of the Borrower and/or its Subsidiaries under each of such Hedging Agreements on a marked to market basis determined no more than one month prior to such time.

                  "New Senior Notes" shall mean senior notes of the Borrower issued after May 1, 1999 on terms specified in the Borrower's Preliminary Offering Memorandum dated April 29, 1999 relating to the issuance of such notes (a copy of which was delivered to the Original Senior Managing Agents prior to the Original Execution Date) or otherwise on terms reasonably satisfactory to the Senior Managing Agents, which term shall not include any Stub Notes or the Existing Foreign Currency Debt.

                  "NGH" shall mean Nabisco Group Holdings Corp., a Delaware corporation and shall include the surviving company of the merger of Acquisition Corp. and NGH pursuant to the NGH Acquisition.

                  "NGH Acquisition" shall mean the Borrower's acquisition of all of the capital stock of NGH for aggregate cash consideration of approximately $9,800,000,000 by way of a one-step merger of NGH with Acquisition Corp., pursuant to, and in accordance with the terms of, the NGH Merger Agreement, with Acquisition Corp. or NGH (at the election of the Borrower) to be the surviving corporation of such merger.

                  "NGH Merger Agreement" shall mean the Agreement and Plan of Merger dated as of June 25, 2000, among the Borrower, NGH and Acquisition Corp., as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "NHC" shall mean Nabisco Holdings Corp., a Delaware corporation.

                  "Non-Continuing Lender" shall mean, at any time, each Lender which is not a Continuing Lender at such time.

                  "Non-Declared Dividend" shall mean and include, as to any Person, (i) the redemption, retirement, purchase, or other acquisition, directly or indirectly, for a consideration, of any shares of any class of its capital stock or of any other equity interests of such Person outstanding on the Original Effective Date or thereafter (or any warrants for or options or stock or similar appreciation rights in respect of any such shares or equity interests but not including any convertible debt) or the setting aside of any funds for any of the foregoing purposes and (ii) the making or payment of any other Dividend on or after the Original Effective Date by such Person which does not require or involve a declaration or authorization by such Person.

                  "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

                  "Non-Extending Lender" shall mean, at any time, each Lender which does not have a Long-Term Commitment at such time (or, if the Total Commitment has been terminated, did not have a Long-Term Commitment immediately prior to such termination).

                  "Note" shall have the meaning provided in Section 1.06(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.07.

                  "Notifying SL Lender" shall have the meaning provided in
Section 1.01(C).

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Senior Managing Agent, the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Original Effective Date" shall mean the "Closing Date" under, and as defined in, the Original Credit Agreement.

                  "Original Execution Date" shall mean the "Execution Date" under, and as defined in, the Original Credit Agreement.

                  "Original Senior Managing Agents" shall mean the "Senior Managing Agents", as such term is defined in the Original Credit Agreement.

                  "Participant" shall have the meaning provided in Section 2.03(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "PBGC Obligations" shall mean the obligations imposed by the PBGC on the Borrower and its Subsidiaries in connection with the Transactions (as defined in the Original Credit Agreement) pursuant to that certain Agreement, dated as of May 20, 1999 and amended as of June 14, 1999, by and among the PBGC, NGH and the Borrower.

                  "Percentage" shall mean at any time for each Lender, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, provided that at any time when the Total Commitment shall have been terminated each Lender's Percentage shall be the percentage obtained by dividing such Lender's outstanding Revolving Loans by the aggregate outstanding Revolving Loans.

                  "Permanent Surplus Cash" shall mean cash on hand and cash equivalents (including marketable securities) at the Borrower and its Domestic Subsidiaries that (x) has not been designated to be used to pay income, excise or other taxes or to make settlement payments in respect of tobacco liability or
(y) is not on deposit in the Escrow, provided that the lesser of $100,000,000 and the total amount of cash on hand in the cash management systems of the Borrower and its Domestic Subsidiaries shall be excluded from Permanent Surplus Cash.

                  "Permitted Currency Agreement" shall mean any Currency Agreement entered into in the ordinary course of business by the Borrower with any Lender or Lenders (and/or their affiliates) to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date or with then current practices in the industry.

                  "Permitted Investment" shall mean the acquisition of a Person that theretofore has been conducting a business or that theretofore has owned assets and was not a Subsidiary prior to such acquisition to the extent that (i) all or substantially all of the purchase price would constitute Consolidated Capital Expenditures and (ii) such Person shall not be a Material Subsidiary after giving effect to such acquisition unless such acquisition has been consented to in writing by the Senior Managing Agents or such Person becomes a Subsidiary Guarantor upon the consummation of such acquisition and takes all of the actions specified in clause (y)(II) of Section 8.02(c).

                  "Permitted Litigation Bonding" shall mean the making of deposits with the proceeds of Loans and/or the issuance of Letters of Credit, in each case for the purposes of bonding litigation judgments entered against any Credit Party after the Restatement Effective Date, provided that, at the time of the making of any such Loan or issuance of any such Letter of

Credit, and after giving effect to any usage by the Credit Parties of Permanent Surplus Cash to effect such bonding of litigation judgments, the amount of Permanent Surplus Cash shall be zero, provided further, however, that, in the event a bonding company requires its bond to be supported by a letter of credit instead of cash, Letters of Credit will be available for bonding litigation judgments before all such Permanent Surplus Cash has been utilized for such purpose, if and only if the Letters of Credit so issued are cash collateralized with the Permanent Surplus Cash otherwise required to be used for such purpose pursuant to cash collateral arrangements in form and substance satisfactory to the Majority SMA.

                  "Permitted Obligations" shall mean and include obligations (i) to pay taxes, (ii) to pay import duties, to post customs bonds and otherwise in connection with customs and trade laws, (iii) to purchase equipment or fixtures and otherwise in connection with capital expenditures, (iv) in connection with the importation or purchase of tobacco or other products or goods for use in the day-to-day operations of the Borrower its Subsidiaries consistent with the Borrower's practices in effect prior to the Original Effective Date or with then current practices in the industry, (v) to make utility payments, (vi) in connection with worker's compensation obligations or other employee disability obligations, (vii) to provide credit support for any of the foregoing, (viii) in respect of employee loans made in connection with transfers, (ix) to provide credit support for suppliers and distributors in the ordinary course of business, (ix) imposed by the PBGC in connection with the Transactions (as defined in the Original Credit Agreement), provided that the aggregate Stated Amount of the Letter of Credit issued in connection with such PBGC Obligations, when aggregated with the sum of (x) the aggregate amount of cash that collateralizes PBGC Obligations and/or bonds in support of such PBGC Obligations plus (y) the aggregate stated amounts of bonds and any other letters of credit issued in support of PBGC Obligations (but excluding any portion of the stated amounts of bonds or other letters of credit that are cash collateralized pursuant to preceding clause (x)), shall not exceed $150,000,000 and (x) to support Indebtedness supported by Existing Letters of Credit on the Restatement Effective Date.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribution of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribution of), Holdings, a Subsidiary, a Credit Party or an ERISA Affiliate.

                  "PM" shall mean Phillip Morris Companies, Inc., a Virginia corporation.

                  "Projections" shall have the meaning provided in Section
5.01I.

                  "Qualified Stub Notes" shall mean Stub Notes with no scheduled principal payment due prior to May 19, 2003.

                  "Rating Agency" shall mean each of S&P and Moody's.

                  "Reference Rate" shall mean, at any time, the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Base Rate as in effect from time to time.

                  "Reference Rate Loan" shall mean each Revolving Loan or Swingline Loan bearing interest at the rates provided in Section 1.09(a).

                  "Register" shall have the meaning provided in Section 1.06(d).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Replaced Lender" shall have the meaning provided in Section 1.15.

                  "Replacement Lender" shall have the meaning provided in
Section 1.15.

                  "Reply Date" shall have the meaning provided in Section
1.04(b).

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required Lenders" shall mean at any time Non-Defaulting Lenders holding more than 50% of the Adjusted Total Commitment (or, if the Total Commitment has been terminated, of the Adjusted Total Commitment as in effect immediately prior to such termination).

                  "Response Date" shall have the meaning provided in Section
1.14.

                  "Restatement Effective Date" shall have the meaning provided in Section 5.01.

                  "Restatement Execution Date" shall have the meaning provided in Section 12.10.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(A).

                  "Reynolds Tobacco" shall mean R.J. Reynolds Tobacco Company, a New Jersey corporation.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

                  "SEC" shall have the meaning provided in Section 7.01(f).

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Secured Creditors" shall mean and include with respect to any Collateral (i) all Lenders (including in their capacity as Letter of Credit Issuers or parties to Hedging Agreements) and their affiliates and other Hedging Agreements parties as provided in the Security Documents, (ii) all holders of the Existing Foreign Currency Debt to the extent the Lien sharing provisions of the Existing Foreign Currency Debt require them to be secured by such Collateral and (iii) all holders of New Senior Notes to the extent the Lien sharing provisions of the New Senior Notes require them to be secured by such Collateral.

                  "Security Documents" shall have the meaning provided in
Section 7.11(b).

                  "Senior Managing Agent" shall mean and include (i) at all times on or prior to November 18, 2001, Chase, BTCo, Citibank, Credit Lyonnais, CSFB, Fuji and Barclays, and any successor to any thereof appointed pursuant to
Section 11.09 on or prior to such date and (ii) thereafter, Chase, Citibank, CSFB and any successor to any thereof appointed pursuant to Section 11.09 prior to November 18, 2001, and any successor to any of the foregoing appointed pursuant to Section 11.09 after November 18, 2001.

                  "Short-Term Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name under the heading "Short-Term Commitment" in Annex I hereto, as the same may be reduced from time to time pursuant to Section 3.02, 3.03, 9 and/or 12.04(b)(A).

                  "SPC" shall have the meaning provided in Section 12.04.

                  "Specified Debt" shall mean and include (x) all Indebtedness for borrowed money of the Borrower (including Stub Notes and the Existing Foreign Currency Debt) other than (i) any Indebtedness for borrowed money outstanding under this Agreement, (ii) Stub Notes with principal payments due earlier than May 19, 2003 to the extent an amount equal to the principal payments so due has been escrowed for the payment thereof pursuant to arrangements (the "Escrow") reasonably satisfactory to the Majority SMA, (iii) Qualified Stub Notes and/or New Senior Notes in an aggregate principal amount of up to $500,000,000 and (iv) Supported CP, (y) the full stated amount of all outstanding Independent Litigation Bonds issued for the account of the Borrower or Reynolds Tobacco (other than any portion thereof that has been cash collateralized or supported by Letters of Credit) and (z) all Guaranteed L/C Obligations.

                  "Specified Subsidiaries" shall mean GMB and FSH.

                  "Spin-Off" shall have the meaning provided in the Original Credit Agreement.

                  "Stated Amount" of any Letter of Credit shall mean the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

                  "Stub Notes" shall mean any outstanding senior notes of the Borrower issued on or prior to May 1, 1999 other than any thereof constituting Existing Foreign Currency Debt, which Stub Notes aggregated approximately $356,000,000 in outstanding principal amount on November 17, 2000.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower that has executed and delivered the Subsidiary Guaranty.

                  "Subsidiary Guaranty" shall have the meaning provided in
Section 5.01J.

                  "Supported CP" shall mean outstanding commercial paper issued by the Borrower to the extent the credit rating assigned to such commercial paper by any rating agency is premised on the liquidity support provided by this Agreement.

                  "Swingline Commitment" shall mean for each Swingline Lender, $16,666,666.66.

                  "Swingline Lender" shall mean and include each of Chase, BTCo, Citibank, Credit Lyonnais, Fuji, Barclays and CSFB, in each case, so long as such entity constitutes a Lender hereunder.

                  "Swingline Loans" shall have the meaning provided in Section 1.01(B).

                  "Swingline Maturity Date" of any Swingline Lender shall mean the date which is five Business Days prior to the Final Maturity Date for the Commitments and Revolving Loans of such Swingline Lender.

                  "Syndication Agents" shall mean Citibank and CSFB.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Test Period" shall mean for any determination under Section 8.08, the four consecutive fiscal quarters of the Borrower then last ended.

                  "Total Commitment" shall mean the sum of the Commitments of each Lender.

                  "Total Swingline Commitment" shall mean the sum of the Swingline Commitments of each of the Swingline Lenders, provided that the Total Swingline Commitment shall not at any time exceed the Total Commitment.

                  "Total Unutilized Commitment" shall mean the excess of (x) the Total Commitment over (y) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and Competitive Bid Loans and
(ii) the Letter of Credit Outstandings.

                  "Transaction" shall mean collectively, (i) the entering into of this Agreement, (ii) the occurrence of the Restatement Effective Date, and
(iii) the payment of all fees and expenses incurred in connection with the foregoing.

                  "Trigger Event" shall mean that the Applicable Credit Rating issued by each Rating Agency is at least one level below the Minimum Investment Grade Rating or that the Applicable Credit Rating issued by either Rating Agency is at least two levels below the Minimum Investment Grade Rating.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Reference Rate Loan or Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by such Plan's actuary in the most recent annual valuation of such Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                  SECTION 11.  The Senior Managing Agents.

                  11.01 Appointment. Each Lender hereby irrevocably designates and appoints Chase, BTCo, Citibank, Credit Lyonnais, CSFB, Fuji and Barclays as Senior Managing Agents (such term to include any of the Senior Managing Agents acting as Administrative Agent or Syndication Agent and the Administrative Agent acting as Collateral Agent) of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes Chase, BTCo, Citibank, Credit Lyonnais, CSFB, Fuji and Barclays, as the Senior Managing Agents for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the respective Senior Managing Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Senior Managing Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Senior Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Senior Managing Agent. The provisions of this Section 11 are solely for the benefit of the Senior Managing Agents and the Lenders, and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof, provided that the Borrower shall have the rights granted to it pursuant to Section 11.09. In performing its functions and duties under this Agreement, each Senior Managing Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for either Credit Party. No Lender which is a Managing Agent, Co-Agent or Participant (as such Lender may be designated as such pursuant to the signature pages hereto) shall have any duties or obligations in its capacity as such under this Agreement.

                  11.02 Delegation of Duties. Each Senior Managing Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Senior Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

                  11.03 Exculpatory Provisions. No Senior Managing Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Senior Managing Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. No Senior Managing Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any Subsidiary. No Senior Managing Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any Senior Managing Agent to the Lenders or by or on behalf of the Borrower to any Senior Managing Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  11.04 Reliance by Senior Managing Agents. Each Senior Managing Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by such Senior Managing Agent. Each Senior Managing Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Senior Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 12.12, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  11.05 Notice of Default. No Senior Managing Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Senior Managing Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Senior Managing Agent receives such a notice, such Senior Managing Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  11.06 Non-Reliance on Senior Managing Agents and Other Lenders. Each Lender expressly acknowledges that no Senior Managing Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Senior Managing Agent hereafter taken, including any review of the affairs of the Borrower or any Subsidiary, shall be deemed to constitute any representation or warranty by any Senior Managing Agent to any Lender. Each Lender represents to each Senior Managing Agent that it has, independently and without reliance upon any Senior Managing Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Senior Managing Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Senior Managing Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of such Senior Managing Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  11.07 Indemnification. The Lenders agree to indemnify each Senior Managing Agent in its capacity as such ratably according to their aggregate Commitments (or, if the Total Commitment has been terminated, their aggregate Commitments as in effect immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Senior Managing Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by any Senior Managing Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided that no Lender shall be liable to any Senior Managing Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Senior Managing Agent's gross negligence or willful misconduct. If any indemnity furnished to any Senior Managing Agent for any purpose shall, in the opinion of such Senior Managing Agent, be insufficient or become impaired, such Senior Managing Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

                  11.08 Senior Managing Agents in Their Individual Capacities. Each Senior Managing Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though such Senior Managing Agent were not a Senior Managing Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Senior Managing Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not a Senior Managing Agent, and the terms "Lender" and "Lenders" shall include each Senior Managing Agent in its individual capacity.

                  11.09 Successor Senior Managing Agents, etc. (a) Any Senior Managing Agent may resign as a Senior Managing Agent upon 20 days' notice to the Lenders, provided that prior to, and as a condition of, the last remaining Senior Managing Agent so resigning, the Required Lenders shall appoint from among the Lenders a successor Senior Managing Agent for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld, provided that such Lender agrees to assume the Swingline Commitment of such Senior Managing Agent in full), whereupon such successor agent shall succeed to the rights, powers and duties of the Senior Managing Agents, and the term "Senior Managing Agents" shall include such successor agent effective upon its appointment, and the resigning Senior Managing Agent's rights, powers and duties as a Senior Managing Agent shall be terminated, without any other or further act or deed on the part of such former Senior Managing Agent or any of the parties to this Agreement.

                  (b) In the case of any Senior Managing Agent which ceases to constitute a "Senior Managing Agent" on November 19, 2001 in accordance with the requirements of the definition of "Senior Managing Agent" contained herein, all rights, powers and duties of such Senior Managing Agent as a "Senior Managing Agent" shall be terminated, without any other or further act or deed on the part of such former Senior Managing Agent or any of the parties to this Agreement.

                  (c) After any retiring Senior Managing Agent's resignation hereunder as a Senior Managing Agent pursuant to Section 11.09(a) or the termination of such Senior Managing Agent's rights, powers and duties pursuant to Section 11.09(b), the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Senior Managing Agent under this Agreement.

                  SECTION 12.  Miscellaneous.

                  12.01 Payment of Expenses, etc. The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses of (x) the Senior Managing Agents, whether or not the transactions herein contemplated are consummated, in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP but of no other counsel) and (y) each Senior Managing Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each Senior Managing Agent and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its affiliates and their respective officers, directors, employees, representatives, agents and affiliates from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to either Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of either Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                  12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Credit Party may assign or transfer any of its interests hereunder, except to the extent any such assignment results from the consummation of a transaction permitted under
Section 8.02, without the prior written consent of the Lenders and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 12.04, provided that nothing in this Section
12.04 shall prevent or prohibit any Lender from pledging its rights under this Agreement and/or its Loans and/or Note hereunder to a Federal Reserve Lender in support of borrowings made by such Lender from such Federal Reserve Lender.

                  (b) Each Lender shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

                  (A) Assignments. At any time, each Lender may assign pursuant to an Assignment Agreement substantially in the form of Exhibit E-2 hereto (each, an "Assignment

Agreement") all or a portion of its rights and obligations hereunder pursuant to this clause (b)(A) to (x) one or more Lenders and/or their affiliates or (y) with the consent of the Administrative Agent and so long as no Event of Default then exists with the consent of the Borrower (which consent shall not be unreasonably withheld), one or more other Eligible Transferees, provided that any such assignment pursuant to clause (y) above shall be in the aggregate amount of at least $5,000,000, except to the extent that after giving effect to such assignment such Lender's Commitment is reduced to zero. Any assignment to another Lender pursuant to this clause (b)(A) will become effective upon the payment to the Administrative Agent by (I) either the assigning or the assignee Lender or (II) in the case of an assignment pursuant to Section 1.15, the Replacement Lender, of a nonrefundable assignment fee of $3,500 and the recording by the Administrative Agent of such assignment, and the resultant effects thereof on the Commitments (and the Short-Term Commitments and Long-Term Commitments, if any) of the assigning Lender and the assignee Lender, in the Register, the Administrative Agent hereby agreeing to effect such recordation no later than five Business Days after its receipt of a written notification by the assigning Lender and the assignee Lender of the proposed assignment, provided that the Administrative Agent shall not be required to (but may if it so elects) so record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Agreement has been circulated to the Lenders for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with
Section 12.12 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Lenders. Assignments pursuant to this clause (b)(A) to any Person not theretofore a Lender hereunder will only be effective if the Administrative Agent shall have received a written notice in the form of Exhibit E-1 hereto from the assigning Lender and the assignee Lender and payment of a nonrefundable assignment fee of $3,500 to the Administrative Agent by (I) either the assigning or the assignee Lender or (II) in the case of an assignment pursuant to Section 1.15, the Replacement Lender. No later than five Business Days after its receipt of such written notice, the Administrative Agent will record such assignment, and the resultant effects thereof on the Commitment (and the Short-Term Commitment and Long-Term Commitment, if any) of the assigning Lender, in the Register, at which time such assignment shall become effective, provided that the Administrative Agent shall not be required to (but may if it so elects) record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Agreement has been circulated to the Lenders for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 12.12 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Lenders. Upon the effectiveness of any assignment pursuant to this clause (b)(A), (x) the assignee will become a "Lender" for all purposes of this Agreement and the other Credit Documents with a Commitment (and a Short-Term Commitment and Long-Term Commitment, if applicable) as so recorded by the Administrative Agent in the Register, and to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder with respect to the portion of its Commitment (and Short-Term Commitment and Long-Term Commitment, if applicable) being assigned, (y) Annex I shall be deemed to be amended to reflect the Commitment (and Short-Term Commitment and Long-Term Commitment) of the respective assignee and of the other Lenders and (z) the Borrower shall issue new Notes (in exchange for the Note of the assigning Lender) to the assigning Lender (to the extent such Lender's

Commitment is not reduced to zero as a result of such assignment) and to the assignee Lender, in each case to the extent requested by the assigning Lender or assignee Lender, as the case may be, in conformity with the requirements of
Section 1.06 to the extent needed to reflect the revised Commitments of such Lenders. The Administrative Agent will (x) notify each Letter of Credit Issuer within 5 Business Days of the effectiveness of any assignment hereunder and (y) prepare on the last Business Day of each calendar quarter during which an assignment has become effective pursuant to this clause (b)(A) a new Annex I giving effect to all such assignments effected during such quarter and will promptly provide same to the Borrower and each of the Lenders.

                  (B) Participations. Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder pursuant to this clause (b)(B) to any Eligible Transferee, provided that (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a Lender hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any of the Loans or the Commitment in which such participant is participating, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or Fees applicable to any of the Loans, Commitments or Letters of Credit or postpone the payment of any thereof or (z) release Reynolds Tobacco from the Subsidiary Guaranty. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Sections 1.11, 1.12, 2.05 and 4.04 on the same basis as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15 and such participant shall have executed a confidentiality agreement in the form of Exhibit F hereto.

                  (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or the Guarantor to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (d) Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Agreement represent, that it is an Eligible Transferee which makes loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that, subject to the preceding clauses (a) through (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

                  (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an, "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 1.01(A) or (D), provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that (x) no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable and (y) the Granting Lender for any SPC shall be (and hereby agrees that it is) liable for any payment under this Agreement for which the SPC would be liable in the absence of preceding clause (x). In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.04 any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (if consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and
(ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

                   12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Senior Managing Agent, the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between either Credit Party and any Senior Managing Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Senior Managing Agent or any Lender would otherwise have. No notice to or demand on either Credit Party in any case shall entitle either Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Senior Managing Agents or the Lenders to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of either Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distri-bute such payment to the Lenders pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or Lender's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligations then owed and due to such Lender bears to the total of such Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, that, except as otherwise specifically provided herein, all computations determining compliance with
Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Lenders pursuant to Section 6.09, provided that in the event GAAP shall be modified from that in effect at the time of the preparation of such financial statements, the Borrower shall be entitled to utilize GAAP, as so modified, for purposes of such computations to the extent that (x) the Borrower gives the Lenders 30 days' prior written notice of such proposed modification and (y) prior thereto the Borrower and the Majority SMA shall have agreed upon adjustments, if any, to Sections 8.03(g), 8.04(l), 8.05, 8.07 and 8.08 (and the definitions used therein) the sole purpose of which shall be to give effect to such proposed change (it being understood and agreed that to the extent that the Borrower and the Majority SMA cannot agree on appropriate adjustments to such Sections (or that no adjustments are necessary), the proposed change may not be effected); and provided further, that if at any time the computations determining compliance with Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets. Notwithstanding the foregoing, for purposes of the computations determining compliance with Section 8, all expenses and other charges arising from any settlement of tobacco liability which are required by GAAP to be retroactively applied to a previous fiscal quarter of the Borrower shall instead be accrued in the fiscal quarter in which such expenses and charges occur.

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  (c) All determinations of the Stated Amount of Letters of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in a currency other than U.S. dollars, shall be made by converting same into U.S. dollars at (x) if a Currency Agreement has been entered into by the Borrower and/or any of its Subsidiaries in connection with such Indebtedness, and is in effect at the time of such determination, the rate provided in such Currency Agreement, provided that this clause (x) shall not be applicable (I) unless the Administrative Agent has received sufficient information from the Borrower to determine the exchange rate established by such Currency Agreement and the duration thereof, or (II) to any determination of the Borrower's obligation to reimburse in U.S. dollars a Drawing under a Letter of Credit denominated in a currency other than U.S. dollars, (y) in the case of a determination of the Borrower's obligation to reimburse in U.S. dollars a Drawing under a Letter of Credit denominated in a currency other than U.S. dollars, the spot exchange rate for the currency in question of the Letter of Credit Issuer on the date of such Drawing or (z) if the provisions of the foregoing clauses (x) and (y) are not applicable, the "official" exchange rate, if applicable, or the spot exchange rate for the currency in question calculated by the Administrative Agent on the last Computation Date preceding the date on which any such determination is being made and at such other times as the Administrative Agent elects to make such determination, it being understood that the Administrative Agent shall have no obligation to make any such other determinations. The Administrative Agent will promptly notify the Borrower and each Letter of Credit Issuer of its determinations hereunder.

                  12.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the respective Credit Party at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably appoints the Borrower as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of any Senior Managing Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in the preceding clause (a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.10 Execution. The Amended and Restated Credit Agreement shall be fully executed on the date (the "Restatement Execution Date") on which the Borrower and the Required Lenders shall have signed a copy thereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Execution Date.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Lenders; provided, that (x) no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly affected thereby, (i) extend the scheduled final maturity of any Loan or Note, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of the Commitment of any Lender), (ii) release Reynolds Tobacco from the Subsidiary Guaranty, (iii) at any time Collateral is pledged pursuant to the Security Documents release (other than pursuant to the automatic release provided for in Section 7.11) all or substantially all of the Collateral, (iv) amend, modify or waive any provision of this Section, or
Section 1.11, 1.12, 1.14, 2.05, 4.04, 9.01, 11.07, 12.01, 12.02, 12.04, 12.06,
12.07(b) or 12.15, (v) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; and
(y) the financial covenants set forth in Sections 8.03(g), 8.04(l), 8.05, 8.07 and 8.08 (and the defined terms used therein) may be adjusted with the consent of the Borrower and the Majority SMA to the extent provided in Sections 7.09 and 12.07(a). No provision of Section 11 may be amended or modified without the consent of any Senior Managing Agent adversely affected thereby. The obligations of Swingline Lenders to make Swingline Loans, the terms of any such Swingline Loans and the obligations of the other Lenders to fund Mandatory Drawings shall not be amended or modified without the consent of the Swingline Lenders. The terms of Section 2 shall not be amended or modified without the consent of any Letter of Credit Issuer adversely affected thereby.

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.11, 1.12, 2.05, 4.04, 11.07 or 12.01 shall survive the execution and delivery of this Agreement and the making of the Loans, the issuances of Letters of Credit, the repayment of the Obligations and the termination of the Total Commitment.

                  12.14 Domicile of Loans. Subject to Section 12.04, each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, that the Borrower shall not be responsible for costs arising under Section 1.11, 1.12, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.13) to the extent not otherwise applicable to such Lender prior to such transfer.

                  12.15 Confidentiality. Subject to Section 12.04, each Lender shall hold all non-public information furnished by or on behalf of the Borrower in connection with such Lender's evaluation of whether to become a Lender hereunder or obtained pursuant to the requirements of this Agreement, which has been identified as such by the Borrower ("Confidential Information"), in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide transferee or participant (which shall be an Eligible Transferee) in connection with the contemplated transfer of any Loans or participations therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or to such Lender's attorneys or independent auditors; provided, that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any Subsidiary. Each Lender agrees that it will not provide to prospective assignees, transferees or participants any of the Confidential Information unless such Person has executed a Confidentiality Agreement in the form of Exhibit F.

                  12.16 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                 12.17 Special Provisions Regarding Section 12.04(e). Notwithstanding anything to the contrary contained in this Agreement, each Lender which executes a counterpart of this Agreement hereby agrees for itself, and its successors and assigns, that such Lender (and for this purpose its successors and assigns) will not in the future agree to amend or modify the provisions of Section 12.04(e) without the consent of each Granting Lender directly and adversely affected by such amendment or modification.]



                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                    R.J. REYNOLDS TOBACCO HOLDINGS, INC.


                                    By:  /s/ Lynn Lane
                                         ---------------------------------------
                                         Title: SVP and Treasurer

                                    LEAD AGENTS

                                    THE CHASE MANHATTAN BANK, Individually and as Administrative Agent and Senior Managing Agent


                                    By: /s/ Robert T. Sacks
                                        ----------------------------------------
                                        Title: Managing Director

                                    CREDIT SUISSE FIRST BOSTON, Individually and as Syndication Agent and Senior Managing Agent


                                    By: /s/ David W. Kratovil
                                        ----------------------------------------
                                        Title: Director



                                    By: /s/ Mark Heron
                                        ----------------------------------------
                                        Title: Assistant Vice President

                                    CITIBANK, N.A., Individually and as
                                    Syndication Agent and Senior Managing Agent



                                    By: /s/ Thomas F. Bruscino
                                        ----------------------------------------
                                        Title: Vice President

                                    MANAGING AGENT



                                    THE BANK OF NOVA SCOTIA



                                    By: /s/ William E. Zarrett
                                        ----------------------------------------
                                        Title: Managing Director



                                    CO-AGENTS



                                    THE BANK OF NEW YORK



                                    By: /s/ Walter C. Parelli
                                        ----------------------------------------
                                        Title: Vice President



                                    THE FUJI BANK, LIMITED, Individually and as
                                    Senior Managing Agent



                                    By: /s/ Nobuoki Koike
                                        ----------------------------------------
                                        Title: Vice President & Senior
                                               Team Leader



                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    Individually and as Senior Managing Agent



                                    By: /s/ Scott R. Chappelka
                                        ----------------------------------------
                                        Title: Vice President

                                    PARTICIPANTS



                                    WACHOVIA BANK, N.A.



                                    By: /s/ Charlene A. Johnson
                                        ----------------------------------------
                                        Title: Senior Vice President



                                    NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW
                                    YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH



                                    By: /s/ Stefanie Scholz
                                        ----------------------------------------
                                        Title: AT

                                    By: /s/ Stephanie Finnen
                                        ----------------------------------------
                                        Title: VP



                                    ERSTE BANK



                                    By: /s/ Arcinee Hovanessian
                                        ----------------------------------------
                                        Title: Vice President
                                        Erste Bank New York Branch



                                    By: /s/ John S. Runnion
                                        ----------------------------------------
                                        Title: First Vice President
                                        Erste Bank New York Branch





                                    CITY NATIONAL BANK OF NEW JERSEY



                                    By: /s/ Edward R. Wright
                                        ----------------------------------------
                                        Title: Chief Financial Officer

                                    NON-EXTENDING LENDERS



                                    BANKERS TRUST COMPANY, Individually and as
                                    Senior Managing Agent



                                    By:_________________________________
                                       Name:
                                       Title:



                                    BARCLAYS BANK PLC, Individually and as
                                    Senior Managing Agent



                                    By:_________________________________
                                       Name:
                                       Title:



                                    UBS AG, STAMFORD BRANCH



                                    By: /s/ Dorothy L. McKinley
                                        ----------------------------------------
                                        Title: Director, Banking Products
                                               Services, US



                                    By: /s/ Lynne B. Alfarone
                                        ----------------------------------------
                                        Title: Associate Director, Banking
                                               Products Services, US





                                    THE SUMITOMO BANK, LIMITED



                                    By:_________________________________
                                       Name:
                                       Title:

                                    By:_________________________________
                                       Name:
                                       Title:



                                    ABN AMRO BANK (N.V.)



                                    By: /s/ Tracie Elliot
                                        ----------------------------------------
                                        Title: Vice President



                                    By: /s/ Cameron D. Gateman
                                        ----------------------------------------
                                        Title: Group Vice President



                                    HSBC BANK USA



                                    By: /s/ John Rynne
                                        ----------------------------------------
                                        Title: Vice President

                                    EUROPEAN - AMERICAN BANK



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    FIRST HAWAIIAN BANK



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    BANK BOSTON, N.A.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    PIMCO TOTAL RETURN FUND



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                         ANNEX I





                             LENDERS AND COMMITMENTS

                                                                      Short-Term                Long-Term
Lender                                    Commitment                  Commitment                Commitment
------                                    ----------                  ----------                ----------
ABN AMRO Bank (New York)                   $50,000,000.00            N/A                        N/A
BankBoston, N.A.                           $20,000,000.00            N/A                        N/A
Bankers Trust Company                     $105,000,000.00            N/A                        N/A
Barclays Bank PLC                         $125,000,000.00            N/A                        N/A
Citibank, N.A.                             $90,000,000.00             $0                       $90,000,000.00
City National Bank of New Jersey           $15,000,000.00             $3,000,000.00            $12,000,000.00
Credit Lyonnais New York Branch           $110,000,000.00            $60,000,000.00            $50,000,000.00
Credit Suisse First Boston                $100,000,000.00             $0                      $100,000,000.00
Erste Bank                                 $20,000,000.00             $0                       $20,000,000.00
European-American Bank                     $25,000,000.00            N/A                        N/A
First Hawaiian Bank                        $10,000,000.00            N/A                        N/A
HSBC Bank USA                              $75,000,000.00            N/A                        N/A
Norddeutsche Landesbank (New York)         $20,000,000.00            N/A                       $20,000,000.00
PIMCO Total Return Fund                    $15,000,000.00            N/A                        N/A
The Bank of New York                       $50,000,000.00             $0                       $50,000,000.00
The Bank of Nova Scotia                    $75,000,000.00             $0                       $75,000,000.00
The Chase Manhattan Bank                  $130,000,000.00             $0                      $130,000,000.00
The Fuji Bank, Limited                    $100,000,000.00            $50,000,000.00            $50,000,000.00
The Sumitomo Bank, Limited                 $50,000,000.00            N/A                        N/A
UBS AG, Stamford Branch                    $25,000,000.00            N/A                        N/A
Wachovia Bank, N.A.                        $25,000,000.00             $0                       $25,000,000.00
                                        -----------------           ---------------           ---------------
     Total                              $1,235,000,000.00           $113,000,000.00           $622,000,000.00

                                                                        ANNEX II



                                LENDER ADDRESSES

         Lender                                 Address
         ------                                 -------

ABN AMRO Bank (New York)                 1325 Avenue of the Americas
                                         New York, NY 10019
                                         Attn: M. Michael Lerner
                                         Tel: (212) 446-4235
                                         Fax: (212) 446-4335

ABN AMRO Bank (New York)                 500 Park Avenue - 2F
                                         New York, NY 10022
                                         Attn: Cameron Gateman
                                         Tel: (212) 446-4388
                                         Fax: (212) 832-7129

BankBoston, N.A.                         100 Federal Street
                                         Boston, MA 02110
                                         Attn: Renee Nadler
                                         Tel: (617) 434-2513
                                         Fax: (617) 434-5617

Bankers Trust Company                    130 Liberty Street
                                         New York, NY 10006
                                         Attn:  Mary Kay Coyle
                                         Tel: (212) 250-9094
                                         Fax: (212) 250-7218

Barclays Bank PLC                        222 Broadway - 12th Floor
                                         New York, NY 10038
                                         Attn: Paul Kavanaugh
                                         Tel: (212) 412-1547
                                         Fax: (212) 412-7511

Citibank, N.A.                           399 Park Avenue
                                         New York, NY 10043
                                         Attn: Tom Bruscino
                                         Tel: (212) 559-3344
                                         Fax: (212) 793-7460

                                                                        Annex II
                                                                          Page 2


City National Bank of New Jersey         900 Broad Street
                                         Newark, NJ 07102
                                         Attn: Raul Oseguera
                                         Tel: (973) 624-0865 x 643
                                         Fax: (973) 624-4369

                                         -and-

                                         Attn: Louis Prezeau
                                         Tel: (973) 624-0865 x640
                                         Fax: (973) 624-1879

Credit Lyonnais New York Branch          1301 Avenue of the Americas
                                         New York, NY 10019
                                         Attn: Mary Collier
                                         Tel: (212) 261-7318
                                         Fax: (212) 459-3179

Credit Suisse First Boston               11 Madison Avenue, 20th Floor
                                         New York, NY 10010-3629
                                         Attn: David Kratovil
                                         Tel: (212) 325-9155
                                         Fax: (212) 325-8309

Erste Bank                               280 Park Avenue, West Building
                                         New York, NY 10017
                                         Attn: Arcinee Hovanessian
                                         Tel: (212) 984-5635
                                         Fax: (212) 984-5627

European-American Bank                   335 Madison Avenue, 17th Floor
                                         New York, NY 10017
                                         Attn: Peter McGovern
                                         Tel: (212) 503-2437
                                         Fax: (212) 503-2667

First Hawaiian Bank                      999 Bishop Street, 11th Floor
                                         Honolulu, HI 96813
                                         Attn: Chuck Jenkins
                                         Tel: (808) 525-6289
                                         Fax: (808) 525-6372

                                                                        Annex II
                                                                          Page 3


HSBC Bank USA                            140 Broadway, 4th Floor
                                         New York, NY 10005-1185
                                         Attn: Mark Rakov
                                         Tel: (212) 658-5113
                                         Fax: (212) 658-5109

Norddeutsche Landesbank                  1270 Avenue of the Americas, 14th Floor
(New York)                               New York, NY 10020
                                         Attn: Stephanie Hoevermann-Finnen
                                         Tel: (212) 332-8606
                                         Fax: (212) 332-8660

PIMCO Total Return Fund                  840 Newport Center Drive
                                         Newport Beach, CA 92660
                                         Attn: Melissa Fejdasz
                                         Tel: (949) 720-6173
                                         Fax: (949) 718-2623

The Bank of New York                     One Wall Street
                                         New York, NY 10286
                                         Attn: Randy Medrano
                                         Tel: (212) 635-6804
                                         Fax: (212) 635-7970

The Bank of Nova Scotia                  One Liberty Plaza, 26th Floor
                                         New York, NY 10006
                                         Attn: Todd Meller
                                         Tel: (212) 225-5096
                                         Fax: (212) 225-5090

The Chase Manhattan Bank                 270 Park Avenue
                                         New York, NY
                                         Attn:  Michael Lancia
                                         Tel: (212) 270-2468
                                         Fax: (212) 270-5120

The Fuji Bank, Limited                   Two World Trade Center, 79th Floor
                                         New York, NY 10048
                                         Attn: Vincent Ingato
                                         Tel: (212) 898-2051
                                         Fax: (212) 898-2399

                                                                        Annex II
                                                                          Page 4


The Sumitomo Bank, Limited               277 Park Avenue, 8th Floor
                                         New York, NY 10172
                                         Attn: Rohn Lauderischlager
                                         Tel: (212) 224-4226
                                         Fax: (212) 224-4384

UBS AG, Stamford Branch                  677 Washington Boulevard
                                         Stamford, CT 06901
                                         Attn: Dorothy L. McKinley
                                         Tel: (203) 719-3158
                                         Fax: (203) 719-3092

Wachovia Bank, N.A.                      100 North Main Street
                                         Winston-Salem, NC 27102
                                         Attn: Haywood Edmundson
                                         Tel: (336) 732-7614
                                         Fax: (336) 732-6935